UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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CASTLE BIOSCIENCES, INC.
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WHO WE ARE

Castle Biosciences, Inc. (sometimes referred to as the “Company,” “Castle,” “we,” “us” or “our”) is applying innovative diagnostics to inform disease management and improve patient outcomes. For the diseases that our portfolio of tests cover, we believe the traditional approach to developing a treatment plan for cancers and other diseases using clinical and pathology factors alone is inadequate and can be improved by incorporating the personalized information our diagnostic and prognostic (or risk stratification) tests provide.

MISSION, VISION AND VALUES

Vision and Foundational Strategy

Since our inception in 2008, it has been our vision to transform disease management by keeping people first: patients, clinicians, employees and investors. This foundational strategy remains the guidepost for the direction of our company and the basis of long-term value creation.

We have three strategic guideposts that create value for customers, patients and stockholders:

Exceptional Employees—We hire and keep the right people, by our commitment to doing the right thing for employees and nurturing our thriving culture.

Continuous Evolution & Improvement—We are an industry leader by challenging the status quo with deep scientific expertise, unique value insight and robust data development.

Customer & Solution Centric—We value best-in-class customer experience at all points along the testing journey, and we leverage multiple solutions for a single customer to provide a single source of high quality molecular diagnostic tests.

April 12, 2023

Letter from our Chief Executive Officer

DEAR FELLOW STOCKHOLDERS,

We look forward to welcoming you to the Castle Biosciences, Inc. 2023 Annual Meeting of Stockholders to be held on May 25, 2023, at 10:00 a.m. Eastern Daylight Time. We value your voice and encourage you to submit your vote early. The following Notice of Annual Meeting and accompanying Proxy Statement will serve as your guide to the business to be conducted and provide details regarding the meeting.

I encourage you to read our 2023 Proxy Statement, our 2022 Annual Report and the other proxy materials and voting instructions on the pages that follow to ensure your shares are represented at the meeting.

2022 Performance Highlights

I am pleased to share that 2022 was a year of significant growth and success for Castle, driven by strong execution and our steadfast commitment to improve patient care through our innovative, actionable tests.

We delivered strong year-over-year growth in revenue and test report volume, reflecting solid execution by our Castle team. Our full-year 2022 revenue increased by 46% over 2021 to $137 million, significantly exceeding our initial 2022 revenue guidance of $115-120 million. With commercial team expansions in both our Dermatology and Gastroenterology franchises and consistent execution of our sales objectives, we delivered 44,419 total test reports in 2022, an increase of 58% compared to 2021. Additionally, in 2022, we saw strong provider growth and continued adoption with 2,312 new ordering clinicians and 7,670 total ordering clinicians for our dermatologic tests.

Building on Our Momentum

The successful execution we have delivered is defined by the talented employees who call Castle home. They are driven and focused on our mission of improving health through innovative tests that guide patient care. We believe this drive enabled us to successfully execute our strategy, resulting in the significant growth in revenue and test reports, as well as operational improvements, seen in 2022.

As we look ahead, we remain focused on value creation, which we expect to be powered by our ongoing momentum and steady steps toward achieving our vision of transforming disease management. On behalf of all of us at Castle, thank you for your ongoing support. We are excited for the future.

Sincerely,

DEREK J. MAETZOLD

Founder, President & CEO

”Our full-year 2022 revenue increased by 46% over 2021 to $137 million, significantly exceeding our initial 2022 revenue guidance of $115-120 million.”

Letter from Our Independent Chair

TO MY FELLOW CASTLE STOCKHOLDERS,

The other independent directors and I join Derek in encouraging you to attend Castle’s 2023 Annual Meeting of Stockholders.

I am pleased to continue to serve as your independent Board Chair and to update you on some of the important work of the Board and Committees. The Board values input from our stockholders and believes meaningful engagement helps the Board understand key issues of importance to better inform our decision-making process. Building trust and delivering sustainable, long-term value requires regular dialogue with our stockholders.

Robust Stockholder Engagement Outreach and Responsiveness

As I stated, the Board values your input and is committed to understanding your perspectives on important matters regarding the Company. Following a disappointing Say-on-Pay vote at our 2022 Annual Meeting of Stockholders, the Chair of our Compensation Committee and I, along with management, proactively conducted a robust outreach program to solicit feedback and to better understand our investors’ perspectives on corporate governance and executive compensation matters, including Say-on-Pay. A few highlights of our efforts and key actions taken in response include: our first grant of performance-based equity; adoption of a clawback policy and stock ownership guidelines; and a refreshed proxy statement and substantially enhanced disclosures, including the CD&A, to provide for greater clarity and transparency to enable stockholders to better assess our overall program and the Compensation Committee’s decision-making process. Details of what we heard and how we responded to feedback received during this outreach can be found beginning on page 3. The Board is committed to continued engagement with our stockholders. The feedback we receive is integral to the Board’s decision-making process and your views help inform the Company’s policies, practices and disclosures.

Looking Ahead

Providing Board oversight of our long-term strategy will remain a priority for the Board in the coming year, and under Derek’s leadership, Castle’s management and the Company as a whole are committed to its growth strategy and building long-term value for stockholders. We believe the Company is well-positioned to execute on its goals, and as a Board, we will continue to hold management accountable for doing so.

On behalf of the independent directors, I join Derek in thanking you for choosing to invest in Castle Biosciences.

Sincerely,

DANIEL M. BRADBURY

Independent Chair of the Board

”The Board values input from our stockholders and believes meaningful engagement helps the Board understand key issues of importance to better inform our decision-making process.”

505 S. Friendswood Drive, Suite 401

Friendswood, Texas 77546

Notice of Annual Meeting of Stockholders

To Be Held On May 25, 2023

DEAR STOCKHOLDER:

You are cordially invited to attend the 2023 annual meeting of stockholders (including any adjournments, continuations or postponements thereof, the “Annual Meeting”) of Castle Biosciences, Inc., a Delaware corporation. The Annual Meeting will be held on Thursday, May 25, 2023, at 10:00 a.m. Eastern Daylight Time at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, for the following purposes:

1.	To elect the three Class I directors named in the Proxy Statement to hold office until the 2026 annual meeting of stockholders.

2.	To ratify the selection of KPMG LLP by the Audit Committee of our board of directors as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.

3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement.

4.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 4, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment, continuation or postponement thereof.

On or about April 12, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including how to vote via the internet, by telephone or by mail.

By Order of the Board of Directors,

Derek J. Maetzold
President and Chief Executive Officer

Friendswood, Texas

April 12, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Thursday, May 25, 2023, at 10:00 a.m. Eastern Daylight Time.

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the internet, by telephone, or, if you received a paper proxy card and voting instructions by mail, voting your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy the Proxy Statement accompanying this Notice.

The inclusion of our website address here or elsewhere in the Proxy Statement accompanying this Notice does not incorporate by reference into the Proxy Statement the information on or accessible through our website.

Proxy Summary

VOTING MATTERS

Please read this Proxy Statement for the 2023 annual meeting of stockholders (including any adjournments, continuations or postponements thereof) of Castle Biosciences, Inc., a Delaware corporation and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 before voting on the following matters:

		Board Vote Recommendation	Page Reference (for more detail)
1	Election of Three Class I Directors	FOR each nominee	8
2	Ratification of Independent Auditor	FOR	28
3	Advisory Approval of Executive Compensation (Say-on-Pay)	FOR	30

How to Vote

•	By Internet (www.proxyvote.com)

•	By Phone (1-800-690-6903)

•	By Mail (Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717)

See this Proxy Statement for directions on voting by proxy and to see how your votes are counted.

BUSINESS OVERVIEW

Our commercially available proprietary tests focus on answering clinical questions arising during the treatment of:

•	Dermatologic cancers—DecisionDx®-Melanoma, DecisionDx®-SCC, and MyPath® Melanoma

•	Uveal melanoma—DecisionDx®-UM

•	Barrett’s esophagus—TissueCypher® Barrett’s Esophagus Test

•	Mental health diagnoses—IDgenetix®

Together, we believe these commercial products support an estimated total addressable market of $8.0 billion in the United States.

Our Test Portfolio

Currently, our revenue is primarily generated by our DecisionDx-Melanoma risk stratification test for cutaneous melanoma, although each of our other commercial tests do contribute to our overall revenue. We map out the patient journey of diagnostic test services as starting with (i) screening of healthy individuals, to (ii) supporting diagnostic clarity in patients with signs or symptoms of disease, to (iii) risk stratification or prognosis, to (iv) response to treatment for specific treatment selection and to (v) minimal residual disease/recurrence monitoring. We currently focus our investments on innovative test services that assist in the following areas along the patient journey: providing diagnostic clarity in patients with signs or symptoms of disease, risk stratification and response to treatment. We have six commercially available proprietary tests that assist clinicians and patients along this continuum.

2022 PERFORMANCE HIGHLIGHTS

•	$137.0 million in revenue, 46% year-over-year growth

•	44,419 delivered test reports, 58% year-over-year growth

•	As of December 31, 2022, cash and cash equivalents of $122.9 million and $135.7 million of marketable investment securities

CASTLE BIOSCIENCES | 2023 Proxy Statement	1

Proxy Summary

•	Publication of 14 peer-reviewed studies across all franchises

•	Addition of mental health franchise with acquisition of AltheaDx, Inc. (“AltheaDx”) in April 2022

ESG AND OUR CORPORATE PURPOSE

At Castle, we are focused on applying innovative diagnostics to inform disease management and improve patient outcomes. We published our first Environmental, Social and Governance (“ESG”) Report in 2021, recognizing the link between strong ESG practices and sustainable long-term value creation for our stockholders. Our board of directors (which we may refer to as our “Board” or the “Board”) has delegated the oversight of the effectiveness of our ESG initiatives to the Audit Committee, which reviews and discusses Castle’s ESG risk management, strategy, initiatives and policies with our management team. We are committed to advancing our ESG strategy, improving our capabilities and measuring our progress based on certain key performance indicators. As part of our 2022 ESG efforts, we prioritized assessing our Scope 1 and 2 greenhouse gas (“GHG”) emissions; established a diversity, equity and inclusion (“DEI”) statement (“DEI Statement”); and developed a code of conduct for our vendors (“Vendor Code of Conduct”). As we move forward in 2023, we will continue to identify ways to enhance and deliver on our commitment to patients, clinicians, employees and investors.

2	2023 Proxy Statement

Proxy Summary

2022 STOCKHOLDER OUTREACH

The Board is committed to sound corporate governance, which we believe requires feedback from our stockholders to inform the Board’s decisions and guide our overall approach to governance. Our stockholder outreach in 2022 provided the Board with valuable insights into our stockholders’ perspectives on our executive compensation program and other matters of importance. We endeavor to maintain sound compensation and corporate governance practices and will continue to evaluate our compensation program to further align our executive compensation program with the long-term interests of our stockholders. We are committed to understanding stockholders’ perspectives and anticipate ongoing stockholder outreach.

For many years, we followed a consistent approach to the design of our executive compensation program. At our 2022 annual meeting of stockholders, we asked our stockholders to indicate their support for the compensation of our named executive officers by casting a non-binding, advisory vote “FOR” such compensation as described in the proxy statement (commonly known as a “Say-on-Pay” proposal). Our inaugural Say-on-Pay proposal received the support of approximately 41% of the votes cast, and we were disappointed with the outcome. In response, in order to better understand investor concerns, we conducted a robust, Board-driven stockholder outreach and engagement program in the fall of 2022, which informed the Board’s decisions for 2023.

Prior to our 2022 annual meeting of stockholders, we engaged Morrow Sodali LLC (“Morrow Sodali”) to assist our Board with certain governance matters. Following the low support of our Say-on-Pay proposal, we expanded the engagement of Morrow Sodali to help facilitate a direct stockholder outreach program. We initiated our stockholder outreach in the fourth quarter of 2022 to specifically gain input on the Say-on-Pay vote and gain feedback on our compensation program. During this process, we reached out to our 25 largest stockholders, representing 57% of our then-outstanding common stock. We held discussions with 10 of the 25 largest stockholders, representing 36% of our then-outstanding common stock. The other 15 stockholders, representing 21% of our then-outstanding common stock, either declined to meet with us or did not respond. In addition to executive compensation, we discussed a broad range of other ESG topics, which we have reviewed and discussed with the Board. These stockholder discussions were led by our Board Chair and/or Compensation Committee Chair. Certain members of the executive management team also participated on the calls, including our Chief Executive Officer (“CEO”) and our Vice President, Investor Relations & Corporate Affairs.

In 2022, these discussions covered a wide range of topics, including:

•	Executive compensation

•	Director time commitment

•	Board diversity

•	Enhancement to proxy disclosures

•	Board structure

•	Conflicts of interest

After considering stockholder feedback gathered in the fall of 2022, as well as input from management and based in part on the Compensation Committee’s independent compensation consultant, the Compensation Committee approved significant changes to our executive compensation program that were implemented in late 2022 and early 2023. These changes included expanding our executive compensation disclosure in our proxy statement beyond the scaled disclosure required of smaller reporting companies and discussing the material principles underlying Castle’s executive compensation policies and decisions and the most important factors relevant to analysis of those policies and decisions; including performance-based equity incentive awards in the compensation package for our executive officers, adoption of an Incentive Compensation Recovery Policy (“Clawback Policy”), adoption of stock ownership guidelines for our directors and executive officers and adoption of a policy on director time commitment, each of which are outlined in more detail in this Proxy Statement. The Compensation Committee will continue to consider stockholder feedback and the outcomes of future Say-on-Pay votes when evaluating our executive compensation programs and practices and making compensation decisions for our executive officers.

CASTLE BIOSCIENCES | 2023 Proxy Statement	3

Proxy Summary

BOARD HIGHLIGHTS

Biographies for Class I Director Nominees (term expiring in 2023)

Set forth below is biographical information for the Class I director nominees. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for service as a director.

Name	Experience	Attributes

Ellen Goldberg

•  Founder and President of CHORD Consulting

•  Previously served as Vice President of Marketing at Crescendo Biosciences and led marketing at Genomic Health

•  Holds a B.S. degree in Chemistry from Yale University and a M.S. in chemistry and an MBA degree from Stanford University

• Commercial Execution Experience • Life Science Industry Experience • Digital Health • Regulatory/Lab Services Reimbursement • Diverse Board Member (Gender or Ethnic/Racial)

Miles D. Harrison

•  Previously served as the North American President and General Manager at Galderma Laboratories, L.P. Also served as Galderma’s Vice President and General Manager of the Consumer Business Unit.

•  Holds a B.A. degree in geography from Sheffield Hallam University in the United Kingdom

• Dermatology Specific Experience • Commercial Execution Experience • Life Science Industry Experience • Financial Analysis & Control Experience

Tiffany P. Olson

•  Previously served as President of Nuclear & Precision Health Solutions at Cardinal Health

•  Previously served as President at NaviMed and CEO and President of Roche Diagnostics Corporation

•  Holds a B.S. degree in business from University of Minnesota and MBA degree from the University of St. Thomas

•  Commercial Execution Experience

•  Life Science Industry Experience

•  Financial Analysis & Control Experience

•  Digital Health

•  Health System Experience

•  Diverse Board Member (Gender or Ethnic/Racial)

4	2023 Proxy Statement

Proxy Summary

Biographies for Class II and Class III Directors

Set forth below is biographical information for the Class II and Class III directors, whose terms of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for service as a director.

Name	Experience	Attributes

Class II—Term Expiring in 2024

Mara G. Aspinall

•  Managing Director of BlueStone Venture Partners.

•  President and CEO of Health Catalysts Group.

•  Previously served as President and CEO of the Ventana Medical Systems and Global Head of Roche Tissue Diagnostics.

•  Currently serves as a director of Abcam, DA32 and OraSure Technologies.

•  Holds a B.A. degree in International Relations from Tufts University and an MBA from Harvard Business School.

•  Commercial Execution

•  Life Science Industry Experience

•  Financial Analysis & Control Experience

•  Regulatory/Lab Services Reimbursement

•  Diverse Board Member (Gender or Ethnic/Racial)

•  Cybersecurity

Daniel M. Bradbury

•  Currently serves on the board of directors of Equillium, Inc. Previously served as an executive and CEO.

•  Managing member of BioBrit, LLC.

•  Previously served as President, CEO and Director of Amylin Pharmaceuticals, Inc.

•  Serves on the board of directors of numerous privately held companies.

•  Holds a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.

• Commercial Execution • Life Science Industry Experience • Financial Analysis & Control Experience • R&D Scientific Leadership • Regulatory/Lab Services Reimbursement

Class III—Term Expiring in 2025

Kimberlee S. Caple

•  Currently serves as the President of the Genetic Analysis Division, at Thermo Fisher Scientific Inc.

•  Previously served as the Vice President and General Manager of Genetics Sciences of the Genetics Sciences Business and the Vice President and General manager for the Capillary Electrophoresis Business Unit at Thermo Fisher Scientific Inc.

•  Holds a B.S degree in biology from Purdue University.

•  Life Science Industry Experience

•  Financial Analysis & Control Experience

•  Health System Experience

•  R&D Scientific Leadership

•  Regulatory/Lab Services Reimbursement

•  Diverse Board Member (Gender or Ethnic/Racial)

CASTLE BIOSCIENCES | 2023 Proxy Statement	5

Proxy Summary

Name	Experience	Attributes

G. Bradley Cole

•  Previously served as General Manager of Precision Oncology, a unit of Exact Sciences Corporation.

•  Previously served as Chief Financial Officer and Chief Operating Officer at Genomic Health.

•  Previously held Chief Financial Officer positions at multiple publicly traded companies, including Applied Biosystems, Inc.

•  Holds a B.S degree in accounting from Biola University and an MBA from San Jose State University.

• Life Science Industry Experience • Financial Analysis & Control Experience • Regulatory/Lab Services Reimbursement • Cybersecurity

Derek J. Maetzold

•  Founded Castle Biosciences and has served as our President, CEO and a member of our Board since inception.

•  Previously held leadership roles at Encysive Pharmaceuticals, Schering-Plough Corporation (now Merck), Integrated Communications, Amylin Pharmaceuticals and Sandoz Pharmaceuticals (now a division of Novartis).

•  Currently serves as a director of PreludeDx and IMPACT Melanoma.

•  Holds a B.S. degree in Biology from George Mason University and an MBA from University of California, Riverside.

•  Dermatology Specific Experience

•  Commercial Execution Experience

•  Life Science Industry Experience

•  Financial Analysis & Control Experience

•  Health System Experience

•  R&D Scientific Leadership

•  Regulatory/Lab Services Reimbursement

•  Cybersecurity

GOVERNANCE HIGHLIGHTS

Our Board is committed to building long-term stockholder value and maintaining sound corporate governance practices. Based on discussions with stockholders and corporate governance best practices, our Board adopted stock ownership guidelines and other governance policies in the first quarter of 2023 to align our corporate governance practices with market practices and investor expectations:

•

Director Time Commitment Policy. Over the past year, our Nominating and Corporate Governance Committee had robust discussions on the topic of director time commitments and reviewed the policies of peers and other public companies, as well as various institutional policies. Further, as part of our stockholder outreach in 2022, we discussed this topic with many of our investors. Based on this information, and taking into consideration stockholder feedback, our Board adopted a new policy (our “Director Time Commitment Policy”), as outlined below.

•

A director (who is not also an “officer” (each, a “Section 16 officer” (as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), may serve on a total of four (4) public company boards, in addition to our Board, unless approved in advance by our Board.

•

A director (who also serves as an officer of a public company, including Castle) may serve on a total of two (2) public company boards, in addition to our Board, unless approved in advance by our Board.

All of our directors are in compliance with this policy as of March 31, 2023. More detail is provided under “Information Regarding the Board of Directors and Corporate Governance—Director Time Commitment.”

•

Clawback Policy. Our Clawback Policy requires us to seek recovery of incentive compensation paid to current or former Section 16 officers in connection with a subsequent financial statement restatement. We intend to revise our Clawback Policy, if necessary, to comply with the requirements of Exchange Act Rule 10D-1 following the release and effectiveness of listing standards adopted by the Nasdaq Stock Market LLC (“Nasdaq”) in accordance with such rule. More detail is provided below under, “Other Compensation Policies and Practices—Clawback Policy” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

6	2023 Proxy Statement

Proxy Summary

•

Stock Ownership Guidelines. Our Section 16 officers and directors are required to maintain a specified level of stock ownership to further align management and stockholder interests. For more information, please see “Other Compensation Policies and Practices—Stock Ownership Guidelines” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Role	Guideline Multiple
CEO	3x base salary
All other Officers	1x base salary
Directors	3x annual cash retainer

COMPENSATION HIGHLIGHTS

We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. A key priority in 2022 was to gather and address stockholder feedback following our first Say-on-Pay proposal. Highlights of our compensation policy and practices are set forth below:

What We Do

•	Pay for Performance Philosophy and Culture

•	Significant Portion of “At-Risk” Executive Compensation is Performance-Based

•	Independent Compensation Committee

•	Independent Compensation Advisor Reports Directly to the Compensation Committee

•	Stock Ownership Guidelines for Directors and Officers

•	Multi-Year Vesting Requirements for Retention and Long- and Short-Term Alignment

•	Annual Say-On-Pay Vote

•	Active Stockholder Outreach

•	Clawback Policy

•	Prohibit Hedging or Pledging

•	Minimize Inappropriate Risk Taking

•	Competitive Peer Group

What We Don’t Do

•	No Special Health or Welfare Benefits for Executives

•	No Excessive Perquisites

•	No Post-Employment Tax Gross-Ups

•	No Single-Trigger Acceleration of Equity Awards Upon a Change-in-Control

CASTLE BIOSCIENCES | 2023 Proxy Statement	7

Proposal 1

Election of Directors

Class I Director Nominees for Election for a Three-Year Term Expiring at Castle’s 2026 Annual Meeting of Stockholders

Ellen Goldberg

She has served as a member of our board of directors since July 2021. Ms. Goldberg has served as the Founder and President of CHORD Consulting, where she works with executives of innovative diagnostics companies to develop and commercialize novel products since 2011. She has focused her career on ground-breaking technologies in life-threatening and life-altering diseases. From 2009 to 2011, Ms. Goldberg served as Vice President of Marketing at Crescendo Bioscience, developer of Vectra DA®, a multi-biomarker blood test that predicts joint damage and enables treatment changes to improve outcomes in rheumatoid arthritis. Prior to Crescendo, Ms. Goldberg led marketing at Genomic Health, where she launched the Oncotype DX® Breast Cancer Assay and helped develop tests in colon cancer, prostate cancer and ductal carcinoma in situ. Ms. Goldberg began her career as a strategy consultant with Booz Allen & Hamilton and developed new products at ALZA Corporation. She has an M.S in Chemistry and an MBA from Stanford University and a B.S. in Chemistry from Yale University. Ms. Goldberg is also a fellow of the Aspen Institute’s Health Innovators Fellowship Program.

Our Nominating and Corporate Governance Committee and board of directors believe Ms. Goldberg’s expertise in the development and commercialization of diagnostic tests and commercial leadership experience in the diagnostics qualify her to serve on our board of directors.

8	2023 Proxy Statement

Proposal 1 Election of Directors

Miles D. Harrison

He has served as a member of our board of directors since April 2020. From January 2016 through April 2021, Mr. Harrison served as the North American President and General Manager of Galderma Laboratories, L.P., a global dermatology company. During his tenure at Galderma, Galderma launched multiple brands and new indications across the company’s Prescription, Consumer and Aesthetic businesses. Mr. Harrison also served as Galderma’s Vice President and General Manager of the Consumer Business Unit from August 2014 until February 2016, where the first prescription to OTC switch in acne in more than 30 years was secured and successfully launched. Prior to Galderma, Mr. Harrison spent most of his career at Novartis International AG, a global healthcare company based in Switzerland. From June 1987 to February 2014, Mr. Harrison held multiple leadership positions of increasing responsibility at Novartis across the Consumer, Oncology and Pharmaceuticals businesses, most recently as Vice President and Head of Global Advocacy. Mr. Harrison holds a B.A. (Honors) Degree in Geography from Sheffield Hallam University in the United Kingdom and has worked in the United Kingdom, Europe, Middle East and Latin America, in addition to his U.S.-based roles.

Our Nominating and Corporate Governance Committee and board of directors believe Mr. Harrison’s experience in dermatology and his strategic leadership skills as an executive in the pharmaceutical and consumer healthcare industry qualify him to serve on our board of directors.

Tiffany P. Olson

She has served as a member of our board of directors since May 2021. From July 2013 to October 2021, Ms. Olson served as President of Nuclear & Precision Health Solutions at Cardinal Health, Inc., a multinational health care services company. From 2011 to 2013, Ms. Olson served as President of NaviMed, a consulting firm focused exclusively on the healthcare industry. From 2009 to 2011, Ms. Olson served led Diagnostics at Eli Lilly and Company. From 2005 to 2008, Ms. Olson served as the CEO and President of Roche Diagnostics Corporation, where from 1997 to 2005 she held various roles of increasing responsibility. Ms. Olson currently serves on the boards of Langham Logistics, a privately held freight management company, The Education and Research Foundation for Nuclear Medicine and Molecular Imaging, and Telix Pharmaceuticals, a publicly traded biopharmaceutical company on the Australian Securities Exchange. Ms. Olson holds an MBA from the University of St. Thomas, St. Paul, Minnesota, and a Bachelor of Science, Business degree from the University of Minnesota.

Our Nominating and Corporate Governance Committee and board of directors believe that Ms. Olson’s extensive experience in life science and her strategic leadership skills as an executive in the pharmaceutical, diagnostics and health services industry qualify her to serve on our board of directors.

The Board of Directors Recommends a Vote “FOR” Each Named Nominee.

CASTLE BIOSCIENCES | 2023 Proxy Statement	9

Proposal 1 Election of Directors

Class II Directors Continuing in Office Until Castle’s 2024 Annual Meeting of Stockholders

Mara G. Aspinall

She has served as a member of our board of directors since February 2015. Ms. Aspinall has served as Managing Director of BlueStone Venture Partners, a life science-focused venture capital firm investing in diagnostics, devices and digital health companies, since December 2017. Since June 2014, Ms. Aspinall has served as the President and CEO of Health Catalysts Group, a consulting firm that focuses on growth of early-stage life science and technology companies. From September 2011 until June 2014, Ms. Aspinall served as the President and CEO of the Ventana Medical Systems and the Global Head of Roche Tissue Diagnostics, a global leader in the development and commercialization of tissue-based cancer diagnostics. Prior to 2011, Ms. Aspinall served as President of Genzyme Pharmaceuticals and Genzyme Genetics. Ms. Aspinall currently serves as a director of OraSure Technologies, Inc., a publicly traded medical device manufacturer; Abcam, a publicly traded life sciences tools company; DA32 Life Science Tech Acquisition Corp., a public special purpose acquisition corporation focused on funding life science technologies; along with other privately held healthcare technology and medical insurance companies. Ms. Aspinall holds a B.A. degree in International Relations from Tufts University and an MBA from Harvard Business School. Ms. Aspinall is also certified in Cybersecurity Oversight from Carnegie Mellon University.

Our Nominating and Corporate Governance Committee and board of directors believe that Ms. Aspinall’s operational expertise, international experience, diagnostics industry and cybersecurity knowledge qualify her to serve on our board of directors.

Daniel M. Bradbury

He has served as a member of our board of directors since September 2012, and as chair of our board of directors since September 2014. Since January 2020, Mr. Bradbury has served as Executive Chairman of Equillium, Inc., a publicly traded biotechnology company, that he co-founded and also served as its CEO from June 2018 until December 2019 and President from March 2017 until June 2018. Mr. Bradbury is the founder of, and has served as the managing member of, BioBrit, LLC, a life sciences consulting and investment firm, since September 2012. Mr. Bradbury served as President, CEO and a director of Amylin Pharmaceuticals, Inc. from March 2007 until Amylin’s acquisition by Bristol-Myers Squibb Company in August 2012. Prior to Amylin, Mr. Bradbury worked in marketing and sales for ten years at SmithKline Beecham Pharmaceuticals. Mr. Bradbury serves on the board of privately held companies and two publicly traded companies, Equillium, Inc. and Intercept Pharmaceuticals, Inc., each a biopharmaceutical company. He previously served on the board of directors of the following publicly traded companies: Corcept Therapeutics, Inc., a pharmaceutical company, from 2012 to 2019; Biocon Limited, a biotechnology company, from 2013 to 2022 and Geron Corporation, a biotechnology company, from 2012 to 2019; and Illumina, Inc., a biotechnology company, from 2004 to 2017. Mr. Bradbury holds a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.

Our Nominating and Corporate Governance Committee and board of directors believe that Mr. Bradbury’s extensive experience as a life sciences executive and his other executive and boards of directors experience qualify him to serve on our board of directors.

10	2023 Proxy Statement

Proposal 1 Election of Directors

Class III Directors Continuing in Office Until Castle’s 2025 Annual Meeting of Stockholders

Kimberlee S. Caple

She has served as a member of our board of directors since July 2021. She is currently President, Genetic Analysis Division at Thermo Fisher Scientific Inc. From mid-2020 through January 2022, Ms. Caple was the Vice President and General Manager of the Genetics Sciences Business (“GSB”), a part of the Genetic Sciences Division within Thermo Fisher Scientific. From 2017 through mid-2020, Ms. Caple was the Vice President and General Manager for the Capillary Electrophoresis Business Unit, a part of the GSB. The GSB is made up of three business units which develop, manufacture and commercializes genetic analysis tools and solutions that serve the healthcare, forensic, research and pharmaceutical/biotechnology markets globally. Ms. Caple has a B.S. degree in Biology from Purdue University.

Our Nominating and Corporate Governance Committee and board of directors believe that Ms. Caple’s extensive experience and strategic leadership skills as a life science and clinical diagnostic executive qualify her to serve on our board of directors.

G. Bradley Cole

He has served as a member of our board of directors since December 2018. From November 2019 until April 2020, Mr. Cole served as General Manager, Precision Oncology, a unit of Exact Sciences Corporation, a molecular diagnostics company, following Exact Science Corporation’s acquisition of Genomic Health, Inc., a global provider of genomic-based diagnostic tests. From June 2004 to November 2019, Mr. Cole served as Chief Financial Officer of Genomic Health, where he also served as Chief Operating Officer from January 2009 until March 2018. Mr. Cole previously held Chief Financial Officer positions at multiple publicly traded companies, including Applied Biosystems, Inc. Mr. Cole holds a B.S. degree in Accounting from Biola University and an MBA from San Jose State University.

Our Nominating and Corporate Governance Committee and board of directors believe that Mr. Cole’s extensive experience in finance and operations as a public company executive and knowledge of the diagnostics industry qualify him to serve on our board of directors.

CASTLE BIOSCIENCES | 2023 Proxy Statement	11

Proposal 1 Election of Directors

Derek J. Maetzold

He founded Castle Biosciences in September 2007 and has served as our President, CEO and as a member of our board of directors since inception. Previously, Mr. Maetzold held leadership roles at Encysive Pharmaceuticals, Schering-Plough Corporation (now Merck), Integrated Communications, Amylin Pharmaceuticals and Sandoz Pharmaceuticals (now a division of Novartis). Mr. Maetzold currently serves as a director of PreludeDx™, a privately held molecular diagnostics and precision medicine company focused on early-stage breast cancer, and IMPACT Melanoma, a non-profit organization dedicated to skin cancer prevention and early detection. He has contributed to the discovery, development and commercialization of five diagnostic and prognostic tests in cancers, has co-authored multiple scientific publications and is a co-inventor of a number of technologies at Castle Biosciences and Encysive Pharmaceuticals. Mr. Maetzold holds a B.S. degree in Biology from George Mason University and completed additional coursework at the University of Calgary Health Sciences Center and the MBA program at the University of California, Riverside.

Our Nominating and Corporate Governance Committee and board of directors believe that Mr. Maetzold’s experience as our founder, director and as our President and CEO, as well as his expertise in the development and commercialization of diagnostic tests, qualify him to serve on our board of directors.

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Information Regarding the Board of Directors and Corporate Governance

COMPOSITION OF THE BOARD OF DIRECTORS

Castle’s board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the board of directors, including newly created directorships, may be filled only by persons elected by a majority of directors then in office. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class until the director’s successor is duly elected and qualified.

The board of directors currently has eight members. There are three directors in the class whose term of office expires in 2023 and have been nominated for reelection at the Annual Meeting: Ellen Goldberg, Miles D. Harrison and Tiffany P. Olson. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2026 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “FOR” the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Castle. Each person nominated for election has agreed to serve if elected. The following table sets forth information with respect to the three Class I director nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, as of April 12, 2023:

Name	Independent	Committees	Age	Director Since

Class I Directors[1]

Ellen Goldberg	Yes	• Compensation Committee • Nominating and Corporate Governance Committee	49	2021

Miles D. Harrison	Yes	• Compensation Committee (Chair) • Nominating and Corporate Governance Committee	58	2020

Tiffany P. Olson	Yes	• Audit Committee • Compensation Committee	63	2021

Class II Directors[2]

Mara G. Aspinall	Yes	• Audit Committee • Nominating and Corporate Governance Committee (Chair)	60	2015

Daniel M. Bradbury (Chair)	Yes	• None	61	2012

Class III Directors[3]

Kimberlee S. Caple	Yes	• Audit Committee • Nominating and Corporate Governance Committee	61	2021

G. Bradley Cole	Yes	• Audit Committee (Chair) • Compensation Committee	67	2018

Derek J. Maetzold	No	• None	61	2007

(1)	Nominees for Election at the Annual Meeting
(2)	Continuing in Office until the 2024 Annual Meeting of Stockholders
(3)	Continuing in Office until the 2025 Annual Meeting of Stockholders

CASTLE BIOSCIENCES | 2023 Proxy Statement	13

Information Regarding the Board of Directors and Corporate Governance

EXPERIENCE AND ATTRIBUTES OF THE BOARD OF DIRECTORS

Our directors have a broad set of skills and experience that we believe facilitates strong oversight and provides strategic direction to our business.

Board Qualifications & Attributes Matrix (as of April 12, 2023)

	Class I Directors			Class II Directors		Class III Directors
	Ellen Goldberg	Miles D. Harrison	Tiffany P. Olson	Mara G. Aspinall	Daniel M. Bradbury, Chair	Kimberlee S. Caple	G. Bradley Cole	Derek J. Maetzold
Dermatology Specific Experience		●						●
Commercial Execution Experience	●	●	●	●	●			●
Life Science Industry Experience	●	●	●	●	●	●	●	●
Financial Analysis & Control Experience		●	●	●	●	●	●	●
Digital Health	●		●
Health System (HE) Experience			●			●		●
R&D Scientific Leadership					●	●		●
Regulatory/Lab Services Reimbursement	●			●	●	●	●	●
Diverse Board Member (Gender or Ethnic/Racial)	●		●	●		●
Cybersecurity				●			●	●

DIRECTOR TIME COMMITMENT

Our Board seeks candidates who it believes will be able to devote sufficient time and attention to serve as a director, taking into account each candidate’s principal occupation, service on other boards of directors, and, for incumbent directors who are being considered for reelection, attendance and performance at Castle’s Board and committee meetings.

Over the past year, our Nominating and Corporate Governance Committee had robust discussions on the topic of director time commitments and reviewed the policies of peers and other public companies, as well as various institutional policies. Further, as part of our stockholder outreach in 2022, we discussed this topic with many of our investors. Based on this information, and taking into consideration stockholder feedback, our Board adopted a Director Time Commitment Policy, as outlined below.

•

A director (who is not also a Section 16 officer of a public company, including Castle) may serve on a total of four (4) public company boards, in addition to our Board, unless approved in advance by the Board.

•

A director (who also serves as a Section 16 officer an officer of a public company, including Castle) may serve on a total of two (2) public company boards, in addition to our Board, unless approved in advance by our Board.

Our policy requires non-employee directors to notify the Nominating and Corporate Governance Committee if they:

•	retire from their principal occupation;

•	change the position they held when they became a member of the Board; or

•	join the board of directors of a private or public company.

All of our directors are in compliance with this policy as of March 31, 2023.

CRITERIA FOR BOARD MEMBERSHIP

The Nominating and Corporate Governance Committee assesses many characteristics and diversity considerations when reviewing director candidates. One of our top priorities is ensuring that the diversity and skill set of our current and future Board members supports our current and long-term plans.

The factors considered by the Nominating and Corporate Governance Committee include whether the directors, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to Castle), skills, diversity and expertise appropriate for Castle.

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Information Regarding the Board of Directors and Corporate Governance

We believe that the backgrounds and qualifications of our directors, considered as a group, should consist of a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities and should represent an appropriate balance between institutional knowledge and fresh perspectives.

BOARD STRUCTURE

The Board believes there is no single approach to corporate governance that is appropriate for all companies, and the key consideration in determining whether to implement a particular governance practice is whether that practice promotes the interests of stockholders, taking into account a company’s specific circumstances. The Board has reviewed the rationale for its current classified structure and continues to believe that a classified board is the appropriate board structure for Castle at this time and is in the best interest of our stockholders for the reasons set forth below:

•

Long-Term Focus. The Board believes that a classified board encourages directors to look to the long-term best interest of Castle and our stockholders by strengthening the independence of non-employee directors against the often short-term focus of certain stockholders and special interests.

•

Continuity of Board Leadership. A classified board allows for a greater amount of stability and continuity, providing institutional perspective and knowledge both to management and other directors in a time of rapid growth. In addition, the development and commercialization of diagnostics is complex and requires significant expertise. By its very nature, a classified board ensures that at any given time there will be experienced directors serving on our Board who are fully immersed in and knowledgeable about our highly technical business, including our relationships with our current and potential strategic partners, as well as the competition, opportunities, risks and challenges that exist in the industry. Each year the Nominating and Corporate Governance Committee reviews the qualifications and performance of the directors prior to nominating them for re-election. We believe the benefit of a classified board to the Company and our stockholders comes not from continuity alone—but rather from the continuity of highly qualified, engaged and knowledgeable directors focused on long-term stockholder interests.

•

Unsolicited Takeover Protection. A classified board can reduce vulnerability to potential abusive takeover tactics by encouraging persons seeking control of the Company to negotiate with the Board, thereby strengthening the Board’s ability to negotiate effectively on behalf of all stockholders. Because less than a majority of directors stand for election at each annual meeting under a classified board structure, a hostile bidder could not simply replace a majority of the Board at a single annual meeting with directors aligned with the hostile bidder’s own interests. Rather, in the interests of fairness to stockholders as a whole, having a classified board encourages the hostile bidder to negotiate directly with the Board on a potential transaction.

In summary, we believe the Company has benefited from the independence and continuity of experienced leadership provided by our Board under its classified structure. We will continue to assess our Board’s structure, consider stockholder feedback and make changes when appropriate.

BOARD DIVERSITY

Our Board considers diversity, including gender and ethnic diversity, as adding to the overall mix of perspectives of our board of directors as a whole. With the assistance of the Nominating and Corporate Governance Committee, our board of directors regularly reviews trends in board composition, including on director diversity. The following Board Diversity Matrix presents our board of directors’ diversity statistics in accordance with Nasdaq Global Market (“Nasdaq”) Listing Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix as of April 12, 2023

Total Number of Directors	8
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	3	1
Part II: Demographic Background
White	4	3	—
Did Not Disclose Demographic Background	1

CASTLE BIOSCIENCES | 2023 Proxy Statement	15

Information Regarding the Board of Directors and Corporate Governance

Our Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of integrity, experience, judgment, commitment (including having sufficient time to devote to the Company and level of participation), skills, diversity and expertise required of the Board. In this regard, the Nominating and Corporate Governance Committee identifies and evaluates individuals qualified to serve as Board members, including evaluating incumbent directors for re-election, and recommends to the Board nominees for election as directors. The Nominating and Corporate Governance Committee also oversees an annual Board self-evaluation process.

DIRECTOR INDEPENDENCE

Our common stock is listed on the Nasdaq. Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under Nasdaq listing rules, a director will only qualify as an “independent director” if the listed company’s board of directors makes an affirmative determination that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our board of directors determined that Ms. Aspinall, Mr. Bradbury, Ms. Caple, Mr. Cole, Ms. Goldberg, Mr. Harrison and Ms. Olson, representing seven of our eight directors, are each “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Transactions with Related Persons and Indemnifications—Certain Related Person Transactions.”

LEADERSHIP STRUCTURE

The chair of our board of directors (the “Chair”) is currently Mr. Bradbury, who has authority, among other things, to call and preside over meetings of the board of directors, to set meeting agendas and to determine materials to be distributed to the board of directors. Accordingly, the Chair has substantial ability to shape the work of the board of directors. We believe that separation of the positions of Chair and CEO reinforces the independence of the board of directors in its oversight of our business and affairs. In addition, we have a separate chair for each committee of our board of directors. The chair of each committee is expected to report annually to our board of directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

MEETINGS OF THE BOARD OF DIRECTORS

The board of directors met 13 times and acted by unanimous written consent six times during 2022. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the committees on which they served, held during the portion of the last fiscal year for which they were a director or committee member.

It is the Company’s policy to encourage directors and nominees for director to attend our annual meeting of stockholders. All of our directors serving at the time attended the annual meeting of stockholders in 2022, with the exception of Ms. Olson.

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

The Audit Committee is primarily responsible for overseeing our risk management processes on behalf of our board of directors. The Audit Committee receives reports from management periodically regarding our assessment of risks. In addition, the Audit Committee reports regularly to our board of directors, which also considers our risk profile. The Audit Committee and our board of directors focus on the most significant risks we face and our general risk management strategies. The Compensation Committee evaluates risks associated with and potential consequences of our compensation policies and practices and assesses

16	2023 Proxy Statement

Information Regarding the Board of Directors and Corporate Governance

whether such risks and consequences as may be mitigated by any other compensation policies and practices, are reasonably likely to have a material adverse effect on the Company. While our board of directors oversees our risk management, management is responsible for day-to-day risk management processes. Our board of directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and our board of directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our board of directors’ leadership structure, which also emphasizes the independence of our board of directors in its oversight of its business and affairs, supports this approach.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides the membership of each such committee as of the date of this Proxy Statement and the total number of committee meetings held during the fiscal year ended December 31, 2022:

	Audit	Compensation	Nominating and Corporate Governance
Mara G. Aspinall	M		C
Daniel M. Bradbury
Kimberlee S. Caple	M		M
G. Bradley Cole	C	M
Ellen Goldberg		M	M
Miles D. Harrison		C	M
Derek J. Maetzold
Tiffany P. Olson	M	M
Total meetings in 2022	4	6	4

C = Committee Chair

M = Committee Member

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The board of directors has affirmatively determined that each member of each committee satisfies the applicable independence requirements of the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq and is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Below is a description of each committee of the board of directors.

Audit Committee

Our Audit Committee consists of G. Bradley Cole, Mara G. Aspinall, Kimberlee S. Caple and Tiffany P. Olson. Our board of directors has determined that each member of our Audit Committee satisfies the applicable SEC and Nasdaq independence requirements. The board of directors evaluates the independence of Audit Committee members on an annual basis and has determined that all members of our Audit Committee satisfy the independence criteria set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act and Nasdaq Listing Rule 5605(c)(2)(A)(i) and (ii). Mr. Cole serves as the Chair of our Audit Committee. The Audit Committee met four times during the last fiscal year. The board of directors has adopted a written Audit Committee Charter that is available to stockholders on the Company’s website at www.CastleBiosciences.com on the “Investors” page under “Corporate Governance.” The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

CASTLE BIOSCIENCES | 2023 Proxy Statement	17

Information Regarding the Board of Directors and Corporate Governance

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors, as appropriate, the adequacy and effectiveness of our cybersecurity policies;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•	reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy;

•

reviewing and monitoring compliance with legal and regulatory responsibilities, including any material reports or inquiries from regulatory or governmental agencies and our code of business conduct and ethics (“Ethics Code”);

•

reviewing our major risk exposures, including our major financial risk exposures, and reviewing the implementation of guidelines and policies to identify, monitor and control exposures to strategic, financial, operational, regulatory, cyber security and other risks inherent in our business;

•	reviewing on a periodic basis our investment policy;

•	reviewing and providing oversight of our ESG program; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee Charter.

Our board of directors has determined, based upon the recommendation of the Nominating and Corporate Governance Committee, that Mr. Cole qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of Nasdaq Listing Rule 5605(c)(2)(A). In making this determination, our board of directors has considered prior experience, business acumen and independence. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

G. Bradley Cole (Chair)
Mara G. Aspinall
Kimberlee S. Caple
Tiffany P. Olson

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Information Regarding the Board of Directors and Corporate Governance

Compensation Committee

Our Compensation Committee consists of Miles D. Harrison, G. Bradley Cole, Ellen Goldberg and Tiffany P. Olson. Mr. Harrison serves as the Chair of our Compensation Committee. Our board of directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the applicable Nasdaq independence requirements. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met six times during the last fiscal year. The board of directors has adopted a written Compensation Committee Charter that is available to stockholders on the Company’s website at www.CastleBiosciences.com on the “Investors” page under “Corporate Governance.” The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

•

reviewing and approving or, in the case of our CEO’s compensation, making recommendations to the full board of directors regarding the compensation and other terms of employment of our executive officers;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing and making recommendations to the full board of directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is required to be included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and assessing on an annual basis the performance of the Compensation Committee and the Compensation Committee Charter.

Compensation Committee Processes and Procedures

Per our Charter, the Compensation Committee meets quarterly and with greater frequency, if necessary. The agenda for each meeting is developed by the chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The CEO does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal or accounting advisors and other external resources that the Compensation Committee considers

CASTLE BIOSCIENCES | 2023 Proxy Statement	19

Information Regarding the Board of Directors and Corporate Governance

necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, to the extent required by SEC and Nasdaq rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq Listing Rule 5605(d)(3)(D), that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the fiscal year ended December 31, 2022, after taking into account the considerations prescribed by the SEC and Nasdaq described above, the Company engaged Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), as its compensation consultant. Aon was retained to provide an assessment of the Company’s executive compensation programs in comparison to executive compensation programs at selected publicly traded peer companies. As part of its engagement, Aon was requested by the Compensation Committee to develop the peer group of comparative companies and to perform analyses of compensation levels for that group. Aon developed peer group and related recommendations that were presented to the Compensation Committee for its consideration.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Compensation Committee has delegated authority to the CEO and Chief Financial Officer, acting jointly (together, the “Authorized Officers”), to grant, without any further action required by the Compensation Committee, equity awards to employees who are below the level of vice president of the Company, within specific approved ranges, which vary by position classification, as set forth by the Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity awards to non-executive employees and consultants under the 2019 Equity Incentive Plan (the “2019 Plan”) within specified limits approved by the Compensation Committee. Typically, as part of its oversight function, the Compensation Committee will review the list of grants made by the Authorized Officers at each regularly scheduled in-person meeting.

The Compensation Committee holds one or more meetings at the end of the year and/or during the first quarter of the year to discuss and make recommendations to the board of directors for annual compensation adjustments, annual bonuses, annual equity awards, and new corporate performance objectives. For executives other than the CEO, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the CEO. In the case of the CEO, the evaluation of his performance is conducted by the Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mara G. Aspinall, Kimberlee S. Caple, Ellen Goldberg and Miles D. Harrison. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Nasdaq Listing Rule 5605(a)(2)). Ms. Aspinall serves as the Chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met four times during the last fiscal year. The board of directors has adopted a written Nominating and Corporate Governance Committee Charter that is available on the Company’s website at www.CastleBiosciences.com on the “Investors” page under “Corporate Governance.” The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

•	determining the minimum qualifications for service on our board of directors;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our board of directors;

•	evaluating nominations by stockholders of candidates for election to our board of directors;

•	considering and assessing the independence of members of our board of directors;

•	reviewing succession planning for our management team;

•

developing a set of corporate governance policies and principles, including our Ethics Code, periodically reviewing and assessing these policies and principles and their application and recommending to our board of directors any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee Charter.

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Information Regarding the Board of Directors and Corporate Governance

Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the board of directors and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the board of directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Corporate Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the full name and address of the stockholder on whose behalf the submission is made, the number of shares owned beneficially by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and any additional information required by our amended and restated bylaws. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

DIRECTOR COMPENSATION

The following table sets forth in summary form information concerning the compensation that was earned by each of our non-employee directors during the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Total ($)
Mara G. Aspinall	$61,500	$79,445	$100,110	$241,055
Daniel M. Bradbury	$83,000	$79,445	$100,110	$262,555
Kimberlee S. Caple	$56,500	$79,445	$100,110	$236,055
G. Bradley Cole	$69,000	$79,445	$100,110	$248,555
Ellen Goldberg	$54,000	$79,445	$100,110	$233,555
Miles D. Harrison	$61,500	$79,445	$100,110	$241,055
Tiffany P. Olson	$59,000	$79,445	$100,110	$238,555

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option and RSU awards granted in 2022 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC 718”). Accordingly, these amounts will vary from the stated value of the awards in the Non-Employee Director Compensation Policy described below. Assumptions used in the calculation of these amounts are described in Note 14 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The amounts reported in this column reflect the accounting value of these awards and do not correspond to the actual economic value that ultimately may be realized by our non-employee directors.

(2)

As of December 31, 2022, the aggregate number of shares outstanding under all options to purchase our common stock held by our non-employee directors were: Ms. Aspinall, 51,039, Mr. Bradbury, 49,921, Ms. Caple, 13,012, Mr. Cole, 74,669, Ms. Goldberg, 13,012, Mr. Harrison, 35,026, and Ms. Olson, 13,583.

CASTLE BIOSCIENCES | 2023 Proxy Statement	21

Information Regarding the Board of Directors and Corporate Governance

Mr. Maetzold, our President and CEO, is also a member of our board of directors but did not receive any additional compensation for his service as a director. See the section titled “Compensation Discussion and Analysis—Elements of Our Executive Compensation Program” below for more information regarding the compensation earned by Mr. Maetzold.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

Non-Employee Director Compensation Policy

Our board of directors has adopted a non-employee director compensation policy that is applicable to each member of our board of directors who is not also serving as an employee or consultant. Our Compensation Committee reviews non-employee director compensation levels annually and submits recommendations with respect to any changes in non-employee director compensation levels to our Board. In 2022, our Compensation Committee’s independent compensation consultant reviewed the market competitiveness of our non-employee director compensation policy relative to our compensation peer group and recommended certain changes based on governance best practices and market trends to ensure we can attract and retain a highly qualified board of directors.

Upon recommendation of the Compensation Committee, our Board approved an amendment to our non-employee director compensation policy in January 2023 that provided for the following compensation for service on our board of directors:

Cash Compensation

•	an annual cash retainer to $45,000 (an increase from $42,000 previously);

•	an annual cash retainer of $45,000 for service as chair of the board of directors (an increase from $42,000 previously);

•

an additional annual cash retainer of $10,000, $7,500 and $5,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (committee chairs will not receive this retainer in addition to the committee chair service retainer) (no increase from previous levels); and

•

an additional annual cash retainer of $20,000, $20,000 and $10,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (an increase from $15,000 for the Chair of the Compensation Committee, no increase from previous levels for others).

Equity Compensation

•

New Directors: Upon joining the Board, directors receive an initial equity grant valued at $350,000, consisting of a restricted stock unit (“RSU”) award covering a number of shares of common stock calculated by dividing $350,000 by the average of the closing prices of our common stock for each trading day within the 30 calendar days prior to the grant date rounded down to the nearest whole share. The shares subject to the initial equity grant will vest in a series of three successive equal annual installments over the three-year period measured from the date of grant.

Prior to the January 2023 amendment, the initial grant was calculated as the number of stock option equivalent shares equal to the aggregate value of the initial grants, based on a Black-Scholes valuation methodology using an assumed stock price equal to the average of the closing prices of our common stock for each trading day within the 30 calendar days prior to the grant date. The total number of total stock option equivalent shares was then allocated as follows: (i) 67% to the grant of stock options and (ii) 33%, divided by two, to the grant of RSUs, in each case subject to certain rounding conventions.

•

Current Directors: Annually, our directors receive an equity grant valued at $200,000, consisting of an RSU award covering a number of shares of common stock calculated by dividing $200,000 by the average of the closing prices of our common stock for each trading day within the 30 calendar days prior to the grant date rounded down to the nearest whole share. The shares subject to the annual equity grant vested in full on the one-year anniversary of the date of grant.

Prior to the amendment, the total number of shares subject to the annual equity grants was calculated as the number of stock option equivalent shares equal to the aggregate value of the annual grants, based on a Black-Scholes valuation methodology and assumed stock price equal to the average of the closing prices of our common stock for each trading day within the 30 calendar days prior to the grant date. The total number of stock option equivalent shares was then allocated as follows: (i) 50% to the grant of stock options and (ii) 50%, divided by two, to the annual grant of RSUs, in each subject to certain rounding conventions. The shares subject to the annual grant through both stock options and RSUs will vest in full on the one-year anniversary of the date of grant.

In making the decision to allocate grants between stock option and RSUs, the Compensation Committee has continued to monitor the market trends and the investor preference for the Board to be aligned long-term with stockholder value creation. The Board believes that options provide a long-term time horizon reflective of development cycles for our business, while the RSUs provide compensation for current service and reinforce the ownership culture that we have built.

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Information Regarding the Board of Directors and Corporate Governance

Each of the option or RSU grants described above were, or will be, granted under the 2019 Plan. Each such option or RSU grant will vest subject to the director’s continuous service to us, provided that each option or RSU will vest in full upon a change in control (as defined in the 2019 Plan). The term of each option is 10 years, subject to earlier termination as provided in the 2019 Plan, provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be three months from the date of termination. An eligible director may decline all or any portion of his or her compensation by giving notice to us prior to the date cash may be paid or equity awards are to be granted, as the case may be.

STOCK OWNERSHIP GUIDELINES

The board of directors has adopted Stock Ownership Guidelines that apply to our CEO and our Section 16 officers and our non-employee directors. See the“—Stock Ownership Guidelines” section in the “Compensation Discussion and Analysis” section of this Proxy Statement for more information.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE PROGRAM

We believe that building a strong ESG program that is relevant to our core business and our stakeholders is essential for success and were pleased to release our inaugural ESG report in November 2021. The release of this report marked an important milestone in our journey as a company and reinforced our commitment to serving our stakeholders in an ethical and responsible manner and to our vision of transforming disease management by keeping people first: patients, clinicians, employees and stockholders.

ESG Board Oversight

In April 2021, our Board amended our Audit Committee Charter to delegate the review and oversight of our ESG program to the Audit Committee, which was driven by our desire to integrate ESG principles into our business strategy in ways that optimize opportunities to make positive impacts while advancing long-term goals. We are committed to advancing our ESG strategy, improving our capabilities and measuring our progress based on key performance indicators.

In addition, we established an internal management committee, which is responsible for leading our ESG strategy and monitoring our initiatives. This internal ESG working group is led by a cross-functional team of leaders, including leaders from marketing, finance, human resources and operations.

CASTLE BIOSCIENCES | 2023 Proxy Statement	23

Information Regarding the Board of Directors and Corporate Governance

2022 Highlights

As part of our 2022 ESG efforts, we prioritized assessing our Scope 1 and 2 GHG emissions; established a diversity, equity and inclusion statement; and developed a code of conduct for our vendors. Our senior leadership team is tasked with driving results in these areas, given the strategic importance of ESG. Against this backdrop, we have engaged with our internal and external stakeholders on various ESG topics to help further inform our future direction and priorities. Our 2022 areas of focus for various ESG initiatives included: (1) Culture of Inclusion, (2) Environmental Impact, and (3) Strong Governance.

Culture of Inclusion

We thrive on the contributions each person brings to Castle by valuing diversity, developing talent, fostering teamwork and rewarding success. We understand the importance of maintaining a strong corporate culture with our employees at the center, based on the cornerstones we laid in 2008 at our inception: trust, excellence, collaboration, integrity, innovation and excitement. To foster these values and to attract and retain quality employees, we strive to hire, develop and promote a workforce that shares our mission and cultivates a culture of inclusion.

Diversity, Equity and Inclusion

Castle’s DEI strategy is focused on creating a culture of belonging, where employees can be their authentic selves. Our commitment to DEI starts with our goal of developing a workforce that is diverse in background, knowledge, skill and experience.

24	2023 Proxy Statement

Information Regarding the Board of Directors and Corporate Governance

As of December 31, 2022, our overall workforce was 66% female and 26% ethnically or racially diverse (as self-reported by the employee or, in cases where the employee did not provide this information, as determined by us). Additionally, half of our board of directors is female, which we believe exemplifies our commitment to diversity of opinion and perspectives, starting at the board level. In 2022, we developed our DEI Statement. We have implemented policies and training focused on non-discrimination and harassment prevention. Other notable highlights include:

•	Engaged with minority colleges to recruit diverse talent and began tracking diverse hiring.

•	Conducted training with Castle hiring managers on diverse hiring practices in alignment with our affirmative action plan.

•	Identified three core areas that will guide our DEI strategy and programs going forward. These pillars are: recruiting a diverse workforce, building a culture of inclusion and promoting transparency.

We recognize that Castle plays an important part in the lives of our employees and strive to create a transparent workplace where employees feel heard, valued and appreciated for who they are. We encourage every one of our team members to form deeper relationships with those around them. In 2022, we conducted employee surveys and 81% of our employees indicated that they are “engaged” or “enthusiastically engaged” in the culture at Castle compared to the healthcare benchmark of 53% for this survey (the healthcare benchmark average of 53% is for other healthcare companies who conducted the same employee engagement survey in 2022).

Human Capital Management

As a rapidly growing company, we have begun to transform and modernize our culture and talent management by implementing Human Capital Management (“HCM”) reporting and practices to establish a foundation to enable leaders to better hire talent and manage teams. These practices include standards for setting goals, performance evaluations, succession planning, and learning and development.

The health and safety of our employees is paramount, and our success is fundamentally connected with the well-being of our people. Thus, the health and well-being of our employees is our top priority and in recognition of this, we aim to provide a robust health and wellness package, including:

•	competitive salary;

•	annual bonus opportunity;

•	equity compensation, including stock options and/or RSUs and participation in our employee stock purchase plan;

•	defined contribution 401(k) plan with employer matching contributions;

•	medical, dental and vision plans with generous Company support;

•	paid maternity, paternity and adoption leave policies;

•	paid holidays and paid time off;

•	an employee assistance program; and

•	wellness initiatives and incentives

Social Responsibility

We are committed to improving health through innovative tests that help guide patient care, which includes our efforts to make our tests more accessible and more affordable, and we engage with organizations who share these goals.

We believe that quality care should not be dependent on a patient’s financial situation. We work with a variety of insurance providers to obtain payment for our tests, including Medicare, Medicaid, commercial insurers and the United States Department of Veterans Affairs. We also offer financial support through our Patient Assistance Program.

We also believe that investing in local communities to create social outcomes is at the heart of generating our culture of inclusion, and we believe in giving back to the communities in which we live and work. Patient advocacy is at the center of our community engagement strategy. We are proud to work alongside some of the leading skin cancer, esophageal cancer, mental health and ocular cancer organizations through fundraising efforts, educational sponsorship, community development efforts, charity drives, and partnerships targeted at patient groups who may benefit from our tests.

CASTLE BIOSCIENCES | 2023 Proxy Statement	25

Information Regarding the Board of Directors and Corporate Governance

Environmental Impact

We are committed to responsible environmental practices that include conservation of natural resources, pollution prevention, and reduction of waste. We embed the principles of advancing a circular economy into our practices. We are devoted to operating our business in a sustainable manner and have undertaken several initiatives designed to reduce our impact on the environment and to promote environmentally friendly projects and practices. In 2022, we:

•

Published an Environmental Policy Statement that outlines our commitment to conducting our business responsibly by focusing on our operations, sourcing, waste management, environmental performance monitoring and employee engagement.

•

Engaged an external consultant to complete a GHG emission assessment for the first time. Scope 1 and 2 GHG emissions were measured at Castle offices and data centers. The assessment was completed in alignment with the GHG Protocol to baseline our 2021 (calendar year) emissions. Castle’s market-based Scope 1 and 2 GHG emissions for 2021 equated to 755.08 MtCO2e.

•	Encouraged environmentally friendly work practices by supporting recycling and reuse and by continuing to install energy efficient equipment and systems throughout our sites.

•	Increased the use of digital solutions and migrate technology infrastructure to a cloud environment, reducing energy usage, and accordingly, our carbon footprint.

We continue to evaluate green equipment for office use such as Energy-Star® appliances, motion detector lighting, as well as high-efficiency HVAC units. Most of Castle’s total office space utilizes LED lighting. We believe that our focus on environmental sustainability, with the objective of reducing costs and improving sustainability of our operations will provide a strategic benefit for Castle.

Code of Business Conduct and Ethics

We have a written Ethics Code that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Ethics Code is available on our website at www.CastleBiosciences.com. If we ever were to amend or waive any provision that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website, rather than by filing a Current Report on Form 8-K.

Strong Governance

Our board of directors and senior leadership actively support and promote strong governance and risk management across Castle. This culture of transparency and accountability affirms our unwavering commitment to our values. Our board members set the tone for Castle and, along with all employees, are required to comply with the standards in our Ethics Code, which we believe is based on best practices that meet or exceed current rules and regulations of the SEC and Nasdaq listing standards.

We are committed to conducting our business in a manner that is fair, ethical and responsible to earn and maintain the trust of our stakeholders. Castle is committed to working with vendors willing to support our sustainability initiatives. Recently, we published a Vendor Code of Conduct that addresses our expectations of all Castle vendors regarding responsible and ethical conduct. This includes compliance with anti-bribery and anti-corruption laws; prohibition of discrimination and harassment; and upholding product quality, fair labor practices, health and safety, and environmental laws.

Our Board, including through its Audit Committee, is responsible for overseeing our risk management processes and regularly discusses with management our risks and subsequent strategies. As a result, we have implemented risk management programs to foster compliance with applicable laws and regulations governing ethical business practices. Our employees are responsible for complying with our data security standards and complete mandatory annual training to understand the behaviors and technical requirements necessary to keep patient personally identifiable information secure. In 2022, 100% of Castle employees completed training on compliance, fraud, waste and abuse.

Our IT team works 24/7 and uses a combination of advanced tools and innovative technologies to help protect our stakeholders’ data. We also employ ongoing education for team members to recognize and report suspicious activity. We leverage the latest encryption configurations and cybertechnologies on our systems, devices, and third-party connections and further review vendor encryption to ensure proper information security safeguards are maintained.

We routinely engage with our stakeholders to better understand their views on ESG matters, carefully considering the feedback we receive and acting when appropriate.

Information about our ESG efforts can be found on our website at https://castlebiosciences.com/environmental-social-and-governance.

26	2023 Proxy Statement

Information Regarding the Board of Directors and Corporate Governance

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The board of directors has adopted a formal communication process by which stockholders may communicate with the board of directors or any individual director. Stockholders who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, in care of the Company at Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Corporate Secretary. Each communication must set forth (i) the name and address of the stockholder on whose behalf the communication is sent and (ii) the number of Company shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by the Company’s Corporate Secretary to determine whether it is appropriate for presentation to the board of directors or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by the Company’s Corporate Secretary to be appropriate for presentation to the board of directors or such director will be submitted to the board of directors or such director on a periodic basis.

CASTLE BIOSCIENCES | 2023 Proxy Statement	27

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company’s financial statements since 2018. A representative of KPMG is expected to be present at the Annual Meeting. Such representative will be provided an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions presented at the meeting.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in its direction may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company by KPMG for the fiscal years ended December 31, 2022, and 2021:

	Years Ended December 31,
	2022	2021
Audit Fees(1)	$2,114,500	$1,887,660
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	1,780	1,780
Total	$2,116,280	$1,889,440

(1)

Audit Fees consist of fees incurred in connection with the annual audit and quarterly reviews of our financial statements, audits required by public company regulation, professional consultations with respect to accounting issues, registration statement filings and issuances of consents and similar matters.

(2)	All Other Fees consist of fees incurred in connection with a subscription to an online accounting research tool.

All fees described above were pre-approved by the Audit Committee and the Audit Committee concluded that the provision of such services by KPMG did not impact KPMG’s independence in the conduct of its auditing functions.

Under its charter, the Audit Committee has the responsibility for ensuring the rotation of audit partners as required by law as well as periodically evaluating whether to adopt a policy and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

28	2023 Proxy Statement

Proposal 2 Ratification of Selection of Independent Registered Public Accounting Firm

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedure for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

The Board of Directors Recommends a Vote “FOR” Ratification of the Selection of KPMG.

CASTLE BIOSCIENCES | 2023 Proxy Statement	29

Proposal 3

Advisory Vote on Named Executive Officer Compensation

Background

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to cast a non-binding, advisory vote to approve the compensation of our named executive officers (our “Named Executive Officers” or “NEOs”) as disclosed in this Proxy Statement (commonly known as a “Say-on-Pay” proposal). This Say-on-Pay vote is not intended to address any specific item of compensation or the compensation of any specific NEO, and instead provides our stockholders the opportunity to express their views on the overall compensation of our NEOs and Castle’s philosophy, policies and practices described in this Proxy Statement. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote. Please read the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement for additional details about our executive compensation program. Accordingly, our board of directors is asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement by casting a non-binding, advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Advisory approval of this proposal requires “FOR” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting. We currently hold our Say-on-Pay vote every year. At our 2022 annual meeting of stockholders, our stockholders indicated “1 year” as their preferred frequency of Say-on-Pay votes. In light of this result and consistent with the Board’s recommendation, the Board has determined to hold future advisory votes on executive compensation every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes every six years. Accordingly, the next advisory vote on the frequency of the Say-on-Pay vote will occur no later than the 2028 annual meeting of stockholders.

Executive Compensation

We believe that our compensation policies and procedures are generally aligned with the long-term interests of our stockholders. Because the vote is advisory, it is not binding on us or our board of directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and our Compensation Committee intend to consider the results of this vote and other ongoing feedback from investors through engagement efforts in making future determinations regarding executive compensation arrangements.

The Board of Directors Recommends a Vote “FOR” Approval of the Compensation of Our Named Executive Officers as Disclosed in This Proxy Statement.

30	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2023 by (i) each of our directors; (ii) each of our NEOs; (iii) all of our current executive officers and directors as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock. Applicable percentages are based on 26,686,201 shares outstanding on March 31, 2023, adjusted as required by rules promulgated by the SEC. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 30, 2023, which is 60 days after March 31, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Wasatch Advisors, Inc.(1)	3,222,562	12.1%
BlackRock, Inc.(2)	2,123,688	8.0%
The Vanguard Group(3)	1,392,724	5.2%
Directors and NEOs
Mara G. Aspinall(4)	73,139	*
Daniel M. Bradbury(5)	386,297	1.4%
Kimberlee S. Caple(6)	3,718	*
G. Bradley Cole(7)	65,921	*
Ellen Goldberg(8)	3,718	*
Miles D. Harrison(9)	28,209	*
Tiffany P. Olson(10)	7,411	*
Derek J. Maetzold(11)	1,034,732	3.8%
Frank Stokes(12)	148,045	*
Kristen M. Oelschlager(13)	232,007	*
Tobin W. Juvenal(14)	135,342	*
All current executive officers and directors as a group (11 persons)(15)	2,118,539	7.7%

*	Represents beneficial ownership of less than 1%.

CASTLE BIOSCIENCES | 2023 Proxy Statement	31

Security Ownership of Certain Beneficial Owners and Management

(1)

Based on information reported in a Schedule 13G as of December 31, 2022, filed with the SEC on February 9, 2023, and consists of 3,222,562 shares of common stock held by Wasatch Advisors, Inc. (“Wasatch”). Wasatch has sole voting and dispositive power over the shares of common stock. The address of Wasatch is 505 Wakara Way, Salt Lake City, UT 84108.

(2)

Based on information reported in a Schedule 13G as of December 31, 2022, filed with the SEC on February 3, 2023, and consists of 2,123,688 shares of common stock held by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power with respect to 2,073,858 shares of common stock and sole dispositive power with respect to 2,123,688 shares of common stock. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(3)

Based on information reported in a Schedule 13G as of December 30, 2022, filed with the SEC on February 9, 2023, and consists of 1,392,724 shares of common stock held by The Vanguard Group Inc. (“Vanguard”). Vanguard has no sole voting with respect to the shares of common stock, sole dispositive power with respect to 1,356,506 shares of common stock, shared voting power with respect to 17,483 shares of common stock and shared dispositive power with respect to 36,218 shares of common stock. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)

Consists of (i) 31,678 shares of common stock and (ii) 41,461 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2023.

(5)

Consists of (i) 830 shares of common stock held by Daniel M. Bradbury, (ii) 169,539 shares of common stock held by BioBrit, LLC (“BioBrit”), (iii) 87,780 shares of common stock held by Daniel Bradbury Irrevocable Descendant’s Trust, (iv) 87,805 shares of common stock held by Annette Bradbury Irrevocable Descendant’s Trust and (v) 40,343 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2023. Mr. Bradbury is the managing member of BioBrit and has voting and investment power of the shares held by BioBrit. The address of BioBrit is 2223 Avenida de la Playa, Suite 108, La Jolla, CA 92037. Mr. Bradbury and his spouse are trustees of Daniel Bradbury Irrevocable Descendant’s Trust, and their children are beneficiaries. Mr. Bradbury and his spouse are trustees of Daniel Bradbury Irrevocable Descendant’s Trust and Annette Bradbury Irrevocable Descendant’s Trust, and their children are beneficiaries.

(6)

Consists of (i) 440 shares of common stock and (ii) 3,278 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2023.

(7)

Consists of (i) 830 shares of common stock and (ii) 65,091 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2023.

(8)

Consists of (i) 440 shares of common stock and (ii) 3,278 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2023.

(9)

Consists of (i) 830 shares of common stock and (ii) 27,379 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2023.

(10)	Consists of (i) 2,968 shares of common stock and (ii) 4,443 shares of common stock issuable upon the exercise options that are exercisable or will be exercisable within 60 days of March 31, 2023.
(11)

Consists of (i) 160,357 shares of common stock held by Derek J. Maetzold, (ii) 130,000 shares of common stock held by DJM Grantor Retained Annuity Trust No. 4, (iii) 106,637 shares of common stock held by the Derek Maetzold 2020 Irrevocable Trust, (iv) 117,742 shares of common stock held by The Maetzold Descendants 2020 Trust and (v) 22,310 shares of common stock held by The Maetzold 2018 Remainder Trust FBO Hannah Elizabeth Maetzold, (vi) 22,302 shares of common stock held by The Maetzold 2018 Remainder Trust FBO Peter Douglas Maetzold, (vii) 22,309 shares of common stock held by The Maetzold 2018 Remainder Trust FBO Emily Carol Kirk, (viii) 22,309 shares of common stock held by The Maetzold 2018 Remainder Trust FBO John Derek Maetzold and (ix) 430,766 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2023. Mr. Maetzold is a trustee and beneficiary of the DJM Grantor Retained Annuity Trust No. 4. Mr. Maetzold’s spouse is trustee of The Maetzold Descendants 2020 Trust and his spouse, and their children are beneficiaries. Mr. Maetzold is trustee of the Derek Maetzold 2020 Irrevocable Trust, The Maetzold 2018 Remainder Trust FBO Hannah Elizabeth Maetzold, The Maetzold 2018 Remainder Trust FBO Peter Douglas Maetzold, The Maetzold 2018 Remainder Trust FBO Emily Carol Kirk and The Maetzold 2018 Remainder Trust FBO John Derek Maetzold and his children are beneficiaries.

(12)

Consists of (i) 19,419 shares of common stock and (ii) 128,626 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2023.

(13)

Consists of (i) 119,673 shares of common stock and (ii) 112,334 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2023.

(14)

Consists of (i) 22,092 shares of common stock, (ii) 2,230 shares of common stock held by the Tobin W. and Susan M. Juvenal Family Revocable Trust and (iii) 111,020 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of March 31, 2023. Mr. Juvenal and his spouse are trustees of the Tobin W. and Susan M. Juvenal Family Revocable Trust and their children are beneficiaries.

(15)	Consists of the shares described in footnotes (4) through (14).

32	2023 Proxy Statement

Executive Officers

Our executive officers hold office at the pleasure of the board of directors and until their successors have been duly elected and qualified, unless removed sooner. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors. There are no family relationships among any of our directors or executive officers. The following table sets forth information concerning our executive officers as of April 12, 2023:

Name	Age	Position(s)
Derek J. Maetzold	61	President, CEO and Director
Frank Stokes	53	Chief Financial Officer
Tobin W. Juvenal	63	Chief Commercial Officer
Kristen M. Oelschlager	55	Chief Operating Officer

Derek J. Maetzold founded Castle Biosciences in September 2007 and has served as our President and CEO and as a member of our board of directors since inception. Additional information regarding Mr. Maetzold’s experience and education is set forth above in the section titled “Proposal 1: Election of Directors—Class III Directors Continuing in Office Until Castle’s 2025 Annual Meeting of Stockholders.”

Frank Stokes has served as our Chief Financial Officer since December 2017. From January 2017 to December 2017, Mr. Stokes served as Chief Financial Officer of Hammock Pharmaceuticals, a specialty pharmaceutical company focused on the development and commercialization of women’s health and urology products. From May 2011 to December 2016, Mr. Stokes served as a Managing Director of Leerink Swann (now SVB Leerink). Mr. Stokes also held positions as a Managing Director at Robert W. Baird & Co. Incorporated and Wachovia Securities, LLC. While at SVB Leerink and Robert W. Baird & Co., Mr. Stokes led life sciences, tools and diagnostics sector investment banking efforts, and managed financings, and mergers and acquisitions transactions. Mr. Stokes serves as a director of Exagen Inc. (NASDAQ:XGN), as the chair of its audit committee. Mr. Stokes holds a B.S. degree in business administration and J.D. and MBA degrees from the University of North Carolina at Chapel Hill.

Tobin W. Juvenal has served as our Chief Commercial Officer since August 2020. Previously, he served as our Senior Vice President of Sales from October 2008 to August 2020. From December 2005 to June 2007, Mr. Juvenal served as Vice President of Sales of Encysive Pharmaceuticals Inc. Mr. Juvenal has also held management positions at deCODE Genetics, Genzyme Pharmaceuticals and Genetics Institute. Mr. Juvenal holds a B.S. degree in Marketing from the University of Florida.

Kristen M. Oelschlager has served as our Chief Operating Officer since April 2021. Previously, she served as our Chief Operations Officer from August 2020 to April 2021, our Senior Vice President of Clinical Operations from January 2018 to August 2020, our Vice President of Clinical Operations from 2013 to 2018 and our Executive Director of Operations from October 2008 to 2013. From May 1996 to September 2008, Ms. Oelschlager served as Director of Clinical Research of Arizona Pulmonary Specialists, where she managed a multi-specialty clinical research department. Ms. Oelschlager has co-authored multiple scientific publications and is a co-inventor of a number of our technologies. Ms. Oelschlager completed her core nursing requirements at Purdue University and holds an A.S. degree in Nursing from Indiana Vocational Technical College.

CASTLE BIOSCIENCES | 2023 Proxy Statement	33

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our NEOs, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why our Compensation Committee arrived at the specific compensation decisions involving our NEOs for the fiscal year ended December 31, 2022.

We are a smaller reporting company under applicable SEC rules and regulations, and are not required to include a Compensation Discussion and Analysis (“CD&A”) in this Proxy Statement. However, we believe providing this CD&A on a voluntary basis provides our stockholders with valuable information regarding our executive compensation practices. This CD&A provides an overview of our executive compensation philosophy, the objectives of our executive compensation program and each material element of compensation that we provide to our executive officers. In addition, we explain how and why our Compensation Committee arrived at specific compensation policies and decisions involving our NEOs for the year ended December 31, 2022. This CD&A is intended to be read in conjunction with the immediately following tables, which include historical context for certain elements of compensation.

NAMED EXECUTIVE OFFICERS

Our NEOs for the fiscal year ended December 31, 2022, which consist of our principal executive officer (“PEO”), principal financial officer and our only other executive officers, are:

•	Derek J. Maetzold, our President and CEO;

•	Frank Stokes, our Chief Financial Officer;

•	Tobin W. Juvenal, our Chief Commercial Officer; and

•	Kristen M. Oelschlager, our Chief Operating Officer.

BUSINESS OVERVIEW

Our commercially available proprietary tests focus on answering clinical questions arising during the treatment of:

•	Dermatologic cancers—DecisionDx®-Melanoma, DecisionDx®-SCC, and MyPath® Melanoma

•	Uveal melanoma—DecisionDx®-UM

•	Barrett’s esophagus—TissueCypher® Barrett’s Esophagus Test

•	Mental health diagnoses—IDgenetix®

Together, we believe these commercial products support an estimated total addressable market of $8.0 billion in the United States.

Our Test Portfolio

Currently, our revenue is primarily generated by our DecisionDx-Melanoma risk stratification test for cutaneous melanoma, although each of our other commercial tests do contribute to our overall revenue. We map out the patient journey of diagnostic test services as starting with (i) screening of healthy individuals, to (ii) supporting diagnostic clarity in patients with signs or symptoms of disease, to (iii) risk stratification or prognosis, to (iv) response to treatment for specific treatment selection and to (v) minimal residual disease/recurrence monitoring. We currently focus our investments on innovative test services that assist in the following areas along the patient journey: providing diagnostic clarity in patients with signs or symptoms of disease, risk stratification and response to treatment. We have six commercially available proprietary tests that assist clinicians and patients along this continuum.

34	2023 Proxy Statement

Compensation Discussion and Analysis

2022 Performance Highlights

•	$137.0 million in revenue, 46% year-over-year growth

•	44,419 delivered test reports, 58% year-over-year growth

•	As of December 31, 2022, cash and cash equivalents of $122.9 million and $135.7 million of marketable investment securities

•	Publication of 14 peer-reviewed studies across all franchises

•	Addition of mental health franchise with acquisition of AltheaDx in April 2022

SUMMARY OF OUR EXECUTIVE COMPENSATION PROGRAM

Our compensation program is designed to compensate our executive officers fairly based upon an assessment of compensation available in the marketplace where we compete for executive personnel and our desire to achieve a balance of short-term and long-term rewards for maintaining and improving Company performance and stockholder value. It is administered by our Compensation Committee.

We believe our compensation program has assisted us in achieving strong performance for our customers, employees and stockholders. For example, during 2022, we generated total annual revenues ($137.0 million) above the target level ($115.0 million) established under our short-term incentive compensation program for 2022. Our revenue goal category results, along with our success with each of our other goal categories resulted in a bonus payout for our CEO of 137.5% of the target bonus opportunity based on corporate performance objectives. Actual bonuses paid to the other NEOs ranged from 132% to 136% of the target bonus opportunity. See “Annual Performance-Based Cash Bonuses” below for more information. In addition, based on stockholder feedback, in December 2022 we granted each of our NEOs performance-based restricted stock units (“PSUs”) that vest contingent upon the achievement of a two-year cumulative revenue target representing 50% of the annual equity award for our CEO and 25% for our other NEOs. See “Performance-Based Equity Incentive Awards” for more information.

We are strongly committed to a pay for performance culture which includes using cash incentives to reward in-year execution as well as long-term incentives that increase in value as the stock price improves. For 2022, 51% of our CEO’s compensation was tied to performance via cash incentives and PSUs. We compete for talent in a highly competitive industry that requires specific expertise to innovate, test and gain approval for our products in a safe manner for patients. Our compensation policies seek to balance near-term execution with long-term performance to ensure appropriate risk taking given the highly regulated industry we operate within.

Our approach to establishing executive compensation is to examine a variety of factors including market data, experience, role, history, internal pay parity, affordability and individual performance. Market-based ranges for each position, and an executive officer’s positioning within that range, inform the Compensation Committee’s determination of overall compensation within a competitive market range. The material elements of our executive compensation program in 2022 included:

•	Base salary, which provides a stable means of cash compensation designed to provide competitive compensation that reflects the contributions and skill levels of each executive officer;

•

Short-term incentive compensation, consisting of our annual cash bonus program where payouts are earned based upon both objective measures (as shown below under “Annual Performance-Based Cash Bonuses”) and a subjective assessment of annual performance, which in both cases is designed to encourage and reward the accomplishment of goals intended to benefit the Company and its stockholders; and

•

Long-term incentive compensation, consisting of a mix of stock-based awards designed to reward performance over a period of time and to tie a portion of executive compensation more directly to the creation of long-term stockholder value. Based on consideration of stockholder feedback we received and peer-group benchmarks, we introduced PSUs that vest upon the achievement of specified performance criteria and a specific service period into the long-term incentive component of our 2022 executive compensation program.

Our executive compensation program is designed to link a significant portion of the compensation of our executive officers to defined performance standards that we believe properly incentive our executive officers to strive for near-term earnings and returns as well as growth in long-term stockholder value.

CASTLE BIOSCIENCES | 2023 Proxy Statement	35

Compensation Discussion and Analysis

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

We have designed our executive compensation program to attract, retain, and motivate our executive officers, including our NEOs, by offering competitive compensation packages consisting of a base salary, an annual cash bonus, and long-term equity incentive awards, at a level consistent market trends and industry data that we believe allows us to compete for the best talent in the highly-competitive environment in which we operate.

We believe the approach that has been adopted by our Compensation Committee (upon the recommendation of Aon, our independent compensation consultant), with its emphasis on variable cash compensation, time-based equity awards, and performance-based equity awards, enables us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.

2022 STOCKHOLDER OUTREACH

The Board is committed to sound corporate governance, which we believe requires feedback from our stockholders to inform the Board’s decisions and guide our overall approach to governance. Our stockholder outreach in 2022 provided the Board with valuable insights into our stockholders’ perspectives on our executive compensation program and other matters of importance. We endeavor to maintain sound compensation and corporate governance practices and will continue to evaluate our compensation program to further align our executive compensation program with the long-term interests of our stockholders. We are committed to understanding stockholders’ perspectives and anticipate ongoing stockholder outreach.

For many years, we followed a consistent approach to the design of our executive compensation program. At our 2022 annual meeting of stockholders, we asked our stockholders to indicate their support for the compensation of our named executive officers by casting a non-binding, advisory vote “FOR” such compensation as described in the proxy statement (commonly known as a “Say-on-Pay” proposal). Our inaugural Say-On-Pay proposal received the support of approximately 41% of the votes cast, and we were disappointed with the outcome. In response, in order to better understand investor concerns, we conducted a robust, Board-driven stockholder outreach and engagement program in the fall of 2022, which informed the Board’s decisions for 2023.

Prior to the 2022 annual meeting of stockholders, we engaged Morrow Sodali to assist our Board with certain governance matters. Following the low support on our Say-on-Pay vote, we expanded the engagement of Morrow Sodali to help facilitate a direct stockholder outreach program. We initiated our stockholder outreach in the fourth quarter of 2022 to specifically gain input on the Say-on-Pay vote and gain feedback on our compensation program. During this process, we reached out to our 25 largest stockholders, representing 57% of our then-outstanding common stock. We held discussions with 10 of the 25 largest stockholders, representing 36% of our then-outstanding common stock. The other 15 stockholders, representing 21% of our then-outstanding common stock, either declined to meet with us or did not respond. In addition to executive compensation, we discussed a broad range of other ESG topics, which we have reviewed and discussed with the Board. These stockholder discussions were led by our Board Chair and/or Compensation Committee Chair. Certain members of the executive management team also participated on the calls, including our CEO and our Vice President, Investor Relations & Corporate Affairs.

In 2022, these discussions covered a wide range of topics, including:

•	Executive compensation

•	Director time commitment

•	Board diversity

•	Enhancement to proxy disclosures

•	Board structure

•	Conflicts of interest

After considering stockholder feedback which was gathered in the fall 2022, as well as input from management and based in part on the Compensation Committee’s independent compensation consultant, the Compensation Committee approved significant changes to our executive compensation program that were implemented the changes in late 2022 and early 2023. These changes included expanding our executive compensation disclosure in our proxy statement beyond the scaled disclosure required of smaller reporting companies and discussing the material principles underlying Castle’s executive compensation policies and decisions and the most important factors relevant to analysis of those policies and decisions; including performance-based equity incentive awards in the compensation package for our executive officers, adoption of a Clawback Policy, adoption of stock ownership guidelines for our directors and executive officers and adoption of a policy on director time commitment, each of which are outlined in more detail in this Proxy Statement. The Compensation Committee will continue to consider stockholder feedback, and the outcomes of future Say-on-Pay votes when evaluating our executive compensation programs and practices and making compensation decisions for our executive officers.

36	2023 Proxy Statement

Compensation Discussion and Analysis

Stockholder Feedback and Board Responsiveness

What We Heard	How We Responded
Desire to see expanded disclosure of our compensation philosophy, design and rationale.

We voluntarily included a “Compensation Discussion and Analysis” section in this Proxy Statement to provide greater insight into our executive compensation program and our compensation philosophy, and the rationale behind compensation decisions for our NEOs, including the following disclosures:

•  Enhanced disclosure of our compensation decision process

•  Disclosure of the peer group we reference when making compensation decisions

•  Additional detail on our short-term incentive award compensation structure and calculation

Desire to have performance-based equity included in the compensation package	We have incorporated performance-based equity awards into the long-term incentive compensation for our NEOs representing 50% of the total equity award value for our CEO and 25% for our other NEOs for 2022.
Desire for our board of directors to adopt a clawback policy	We adopted our Clawback Policy in January 2023, which applies to all executive compensation that is granted, earned or vested based on Castle’s attainment of financial reporting measures.
Desire for stock ownership guidelines	We adopted our Stock Ownership Guidelines in January 2023 for our directors and “Section 16” officers.
Desire to adopt a policy on director time commitments	We adopted our Director Time Commitment policy in January 2023.

COMPENSATION COMMITTEE OVERSIGHT OF COMPENSATION-RELATED RISKS

Our Compensation Committee is responsible for oversight of the risks associated with and potential consequences of Castle’s compensation policies and practices and assessing whether additional policies and practices are needed to appropriately mitigate these risks and consequences. In addition to this risk oversight role, our Compensation Committee is responsible for evaluating and approving (or, if it deems appropriate, making recommendations to the Board regarding) Castle’s compensation plans and programs, including the modification or termination of existing plans and programs, and oversight of Castle’s overall compensation strategy and policies. We have committed to numerous practices and safeguards to ensure our compensation practices align the interests of our executive officers and stockholders, including:

What We Do:

•	Pay-for-performance philosophy and culture. Our executive compensation program is designed to align incentive-based compensation with Company performance.

•

Significant Portion of “At-Risk” Executive Compensation is Performance-Based. Under our executive compensation program for 2022, 51% of the CEO’s and 29% of each other NEO’s total compensation reported in the Summary Compensation Table consisted of performance-based cash bonuses and PSUs and was therefore “at risk,” which we believe aligns their short- and long-term interests with of those of our stockholders.

•	Independent Compensation Committee. The Compensation Committee is comprised solely of non-employee directors who satisfy applicable Nasdaq and SEC independence requirements.

•	Independent Compensation Advisor Reports Directly to the Compensation Committee. The Compensation Committee engages its own compensation consultant to assist with making compensation decisions.

•

Stock Ownership Guidelines for Directors and Officers. Our Board adopted Stock Ownership Guidelines that require minimum ownership of our common stock by our directors, CEO and other Section 16 officers. See below under, “Other Compensation Policies and Practices—Stock Ownership Guidelines” for details.

•

Multi-Year Vesting Requirements for Retention and Long- and Short-Term Alignment. The equity awards granted to our executive officers generally vest over multiple years, consistent with current market practice and our retention objectives.

CASTLE BIOSCIENCES | 2023 Proxy Statement	37

Compensation Discussion and Analysis

•	Annual Say-on-Pay Vote. We hold an annual Say-on-Pay vote to allow our stockholders to approve, on an advisory basis, the compensation of our NEOs.

•	Active Stockholder Outreach. We proactively engage with our stockholders throughout the year.

•

Clawback Policy. Our Clawback Policy enables us to recover any incentive compensation granted, vested or paid to an executive officer during the three (3) completed fiscal years immediately preceding the date we are required to prepare an accounting restatement. More detail is provided below under, “Other Compensation Policies and Practices—Clawback Policy”

•

Prohibit Hedging or Pledging. Our insider trading policy prohibits our employees (including executive officers) and directors from engaging in hedging or short-term speculative transactions involving our securities. More detail is provided below under, “Other Compensation Policies and Practices—Prohibition on Hedging, Short Sales and Pledging.”

•

Minimize Inappropriate Risk Taking. Our executive compensation program is weighted toward long-term incentive compensation to discourage short-term risk taking, and includes goals that are quantifiable with objective criteria, multiple performance measures and caps on short-term incentive compensation.

•	Competitive Peer Group. Our Compensation Committee selects our peers from publicly traded biotechnology companies that have a comparable market capitalization, revenue, headcount, and research focus.

What We Don’t Do:

•

No Special Health or Welfare Benefits for Executives. Our executive officers participate in broad-based, Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•	No Excessive Perquisites. As a matter of business philosophy, we offer limited perquisites to our executive officers.

•	No Post-Employment Tax Gross-Ups. We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

•	No Single-Trigger Acceleration of Equity Awards Upon a Change-in-Control. We use double-trigger accelerated vesting of equity awards in the event of a change in control.

Our Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage our employees, including our NEOs, to take inappropriate risks. Our Compensation Committee believes that the mix and design of the elements of compensation, individually or in their entirety, do not encourage our employees, including our NEOs, to take inappropriate risks. The mix of fixed and variable compensation prevents undue focus on short-term results and is intended to align the long-term interests of our NEOs and our other participating employees with those of our stockholders.

COMPENSATION DETERMINATION PROCESS

Role of Compensation Committee

Our Compensation Committee oversees our compensation policies, plans and benefits programs and reviews and approves (or makes recommendations to our Board regarding) the compensation of our executive officers and our major compensation plans, policies and programs and assesses whether our compensation structure establishes appropriate incentives for officers and employees. The Compensation Committee conducts an annual review of all components of executive compensation for our executive officers and may approves the compensation for all executive officers other than our CEO, for whom it recommends elements of compensation and overall bonus achievement to the independent members of our Board for approval. The Compensation Committee also reviews and recommends non-employee directors’ compensation to the full Board on an annual basis. The Compensation Committee has the sole authority to select, retain, terminate and approve the fees and other retention terms of consultants as it deems appropriate to perform its duties.

Role of Management

Castle’s CEO is involved in the design and implementation of our executive compensation program and is typically present at Compensation Committee meetings, except that the CEO is not present during any voting or deliberations on his compensation. In 2022, the CEO reviewed the analysis and recommendations of Aon with the Compensation Committee and made recommendations to the Compensation Committee regarding proposed salary, cash bonus opportunities and equity awards for our officers (other than himself). The Compensation Committee exercises its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations, or may, if it deems appropriate, make a recommendation to the Board regarding the matter.

38	2023 Proxy Statement

Compensation Discussion and Analysis

Role of Independent Compensation Consultant

The Compensation Committee retains an independent compensation consultant in order to provide professional expertise regarding a variety of executive compensation and market practices. The independent consultant assists the Compensation Committee in setting compensation and designing a comprehensive plan. In 2022, the Compensation Committee retained Aon to provide the Compensation Committee with the following services, focusing on all compensation components.

In 2022, Aon assisted the Compensation Committee with, among other things:

•	Reviewing and modifying the compensation peer group;

•	Providing executive and director market pay analysis to inform policy direction;

•	Developing executive and director pay programs;

•	Evaluating equity pay market trends and dilution;

•	Making recommendations with respect to change in control and severance arrangements; and

•	Reviewing certain proxy disclosures, including this CD&A.

The Compensation Committee annually evaluates the independent compensation consultant’s independence and performance under the applicable SEC and Nasdaq listing standards. The Compensation Committee believes that working with an independent compensation consultant furthers our objectives to recruit and retain qualified executives, align their interests with those of stockholders and ensure that their compensation packages will appropriately motivate and reward ongoing achievement of our corporate objectives. The Compensation Committee conducted a specific review of its relationship with Aon in 2022, pursuant to applicable SEC rules and Nasdaq listing standards, and concluded that Aon’s work for the Compensation Committee did not raise any conflicts of interest.

Use of Competitive Data

To assess the competitiveness of our executive compensation program and compensation levels, our Compensation Committee, with the assistance of Aon, examines the competitive compensation data for senior executives of our peer companies, including total compensation and each element of compensation. The Compensation Committee uses a peer group to reference recent market data and understand the marketplace. However, the Compensation Committee also recognizes the importance of considering other factors as well, such as individual performance, experience, history and scope of responsibility, current market conditions and the specific needs of the business at critical points in time. The Compensation Committee uses its best business judgment in setting executive compensation and uses peer group data as a reference point. The Compensation Committee conducts an annual assessment of the peer group in order to ensure that it reflects Castle’s most current financial and sector-specific standing.

Peer Group Selection and Market Analysis

The Compensation Committee engaged its independent compensation consultant, Aon, to provide competitive compensation information including pay levels, trends and mix, to inform the design of our 2022 executive compensation program. Working with the Compensation Committee, Aon constructed a peer group for Castle, after reviewing general industry data, industry-specific data and public available information in proxy statements and other SEC filings. The objective was to identify companies representing Castle’s broad labor market for talent while maintaining comparability, having sufficient group size to avoid distortions from a single company, and ensuring sufficient and credible data are available. The peer groups outlined below are a result of this work.

When reviewing competitive market data, the Compensation Committee examines the range of market data but does not set a specific targeted percentile as part of its compensation philosophy. An executive’s positioning against the competitive labor market is intended to reflect that executive’s experience, marketability and performance over a period of time. While the Compensation Committee uses competitive benchmarking in determining appropriate compensation ranges, the Compensation Committee generally avoids making “automatic” adjustments based solely on an employee’s positioning relative to the market. The Compensation Committee believes this approach better utilizes competitive data to facilitate, rather than dictate, the Company’s compensation decisions, which results in appropriate recognition of our top performers.

Depending on whether the Company and an individual’s performance exceed the specified performance criteria, realized total compensation during any given year may be above or below the benchmark compensation levels. The amount and structure of compensation can also vary by executive due to negotiations and competitive pressures inherent in attracting and hiring experienced diagnostic managerial talent. To help attract and retain such talent, the Compensation Committee also seeks to provide an appropriate level of employee benefits comparable to those in the diagnostics industry and to publicly traded companies.

CASTLE BIOSCIENCES | 2023 Proxy Statement	39

Compensation Discussion and Analysis

Each year, Aon reviews the external market data and evaluates the composition of our peer group to ensure it appropriately reflects our growth, the increase in our revenues and market capitalization and the consolidation in our industry.

2022 Peer Group

When the Compensation Committee approved the industry peer group for 2022 (the “2022 Peer Group”), Castle was at the 11th percentile for revenue and its growth rate was above the group median. Since our revenue growth rate exceeded the peer group median, we sought to have a peer group with a median revenue of approximately $125 million to consider our higher revenue growth rate and expectations at the time for 2022. Our market capitalization at the time of peer group approval was close to the 40th percentile.

In the fall of 2021, with the assistance of Aon, the Compensation Committee considered companies:

•

in the life sciences industry (specifically molecular diagnostic companies, biotechnology and select pharmaceutical companies), life sciences tools, health equipment and supplies as a reflection of the talent market;

•	with revenues of approximately three-fourths (0.75x) to five times (5x) our then-projected revenue (when rounded, this resulted in a range of $75 million to $450 million in revenue); and

•	with market value of approximately one-half (0.5x) to three times (3x) our market capitalization at the time (resulting in a range of between $900 million to $6 billion in market capitalization).

The 2022 Peer Group consisted of the 20 companies listed in the table below. At the time the Compensation Committee approved the 2022 Peer Group, we were at approximately the 40th percentile for market capitalization among the 2022 Peer Group, approximately the 11th percentile for revenue and above the 50th percentile for annual revenue growth. The Compensation Committee considered this a reasonable balance and a good representation of companies that were of similar scope and complexity.

The companies comprising the 2022 Peer Group selected by Aon and approved by the Compensation Committee are listed below:

Axonics, Inc.	CareDx, Inc.	Codexis, Inc.	Enanta Pharmaceuticals, Inc.	Guardant Health, Inc.
Intersect ENT, Inc.	Invitae Corporation	iRhythm Technologies, Inc.	NanoString Technologies, Inc.	Natera, Inc.
NeoGenomics, Inc.	OraSure Technologies, Inc.	Pacific Biosciences of California, Inc.	Personalis, Inc.	Quanterix Corporation
ShockWave Medical, Inc.	Silk Road Medical, Inc.	Twist Bioscience Corporation	Vapotherm, Inc.	Veracyte, Inc.

Changes from Prior Peer Group

Added for 2022	Removed for 2022
Codexis, Inc.	Flexion Therapeutics, Inc.
Guardant Health, Inc.	Fluidigm Corporation
iRhythm Technologies, Inc.	GenMark Diagnostics, Inc.
NeoGenomics, Inc.	Luminex Corporation
Meridian Bioscience, Inc.

The 2022 Peer Group was used by the Compensation Committee to help inform all 2022 compensation decisions, except for the grant of equity-based incentive awards in December 2022, which used the industry peer group for 2023 (the “2023 Peer Group”) that is described below. The Compensation Committee has historically granted annual equity-based incentive awards in December each year and typically has used the most recently approved peer group at the time to assist in determining those annual grants.

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Compensation Discussion and Analysis

2023 Peer Group

In the fall of 2022, the Compensation Committee updated the peer group for 2023. Specifically, with the assistance of Aon, the Compensation Committee considered companies:

•

in the life sciences industry (specifically molecular diagnostic companies, biotechnology and select pharmaceutical companies), life sciences tools, health equipment and supplies as a reflection of the talent market;

•	with revenues of approximately three-fourths (0.75x) to five times (5x) our then-projected revenue (when rounded, this resulted in a range of $100 million to $700 million in revenue); and

•	with market value of approximately one-half (0.5x) to four times (4x) our market capitalization at the time (resulting in a range of between $300 million to $2.5 billion in market capitalization).

The 2023 Peer Group consists of the 17 companies listed in the table below. At the time the Compensation Committee approved the 2023 Peer Group, we were at approximately the 25th percentile for market capitalization among the 2023 Peer Group, approximately the 20th percentile for revenue and above the 90th percentile for annual revenue growth. The Compensation Committee considered this a reasonable balance and a good representation of companies that were of similar scope and complexity.

The companies comprising the 2023 Peer Group selected by Aon and approved by the Compensation Committee are listed below:

Adaptive Biotechnologies Corporation	Axonics, Inc.	CareDx, Inc.	Codexis, Inc.	Guardant Health, Inc.
Invitae Corporation	iRhythm Technologies, Inc.	NanoString Technologies, Inc.	Natera, Inc.	NeoGenomics, Inc.
OraSure Technologies, Inc.	Pacific Biosciences of California, Inc.	Quanterix Corporation	ShockWave Medical, Inc.	Silk Road Medical, Inc.
Twist Bioscience Corporation	Veracyte, Inc.

Changes from Prior Peer Group

Added for 2023	Removed for 2023
Adaptive Biotechnologies Corporation	Enanta Pharmaceuticals, Inc.
Intersect ENT, Inc.
Personalis, Inc.
Vapotherm, Inc.

As noted above, the Compensation Committee used the 2023 Peer Group to assist in determining the grant of equity-based incentive awards in December 2022. Further, the 2023 Peer Group has been used to help inform all 2023 compensation decisions to date.

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

To maintain a competitive and comprehensive overall compensation package, we utilize three primary compensation elements to reward our executives: base salary, short-term annual cash bonuses, and long-term equity compensation. When setting our compensation program, we focus on motivating our executive officers to lead our entire organization toward achieving both short-term and long-term strategic, financial and operational goals, and increasing stockholder value, without encouraging excessive risk-taking.

Base Salaries

Base salaries serve to provide fixed cash compensation to our executive officers for performing their ongoing responsibilities. Base salaries for our executive officers are approved by the Compensation Committee upon employment, and are reviewed and adjusted, as appropriate, by the Compensation Committee on an annual basis, based on consideration of various factors, including:

•	The individual’s role and responsibilities;

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Compensation Discussion and Analysis

•	Individual contribution and performance over the past year;

•	Overall experience and expertise;

•	Current Castle base salary;

•	Labor market conditions;

•	Inflation;

•	Corporate performance;

•	Succession planning; and

•	Salaries for similar positions within our industry.

Our Compensation Committee and, with respect to our CEO, the independent members of the Board, approved the following base salaries for our NEOs for fiscal 2021 and 2022. The below increases were in line with the general policies implemented across the Company in setting pay increases for 2022, which also took into consideration the elevated levels of general inflation.

Named Executive Officer	2021 Base Salary	2022 Base Salary	% Change
Derek J. Maetzold	$625,000	$660,000	5.6%
Frank Stokes	$450,000	$470,000	4.4%
Tobin W. Juvenal	$425,000	$455,000	7.1%
Kristen M. Oelschlager	$425,000	$455,000	7.1%

Annual Performance-Based Cash Bonuses

Annual performance-based cash bonuses are designed to provide our NEOs with appropriate incentives to achieve defined annual performance goals. Payments under our annual cash bonus program are primarily based on the achievement of corporate performance goals pre-established by our Board. Goals are typically approved in the first quarter and are designed to incentivize focus and strong execution on the part of the leadership team. Actual performance against these performance goals funds the annual bonus plan pool and threshold levels of performance must be met for the pool to be funded. Each of our NEOs participated in our 2022 annual cash bonus program. Executive officers who participate in this plan have a pre-established threshold, target and maximum cash bonus award opportunities, expressed a percentage of their base salary. For 2022, our NEOs had the annual cash bonus opportunities set forth in the table below.

	Payout Opportunities (as a percentage of base salary)
Named Executive Officer	Threshold	Target	Maximum
Derek J. Maetzold	44.6%	85.0%	129.6%
Frank Stokes	26.0%	50.0%	75.0%
Tobin W. Juvenal	26.0%	50.0%	75.0%
Kristen M. Oelschlager	26.0%	50.0%	75.0%

Payouts for the annual performance-based cash bonus are also based on the achievement of individual performance goals, other than for Mr. Maetzold, whose cash bonus award opportunity is based 100% on corporate performance goals. For the other NEOs, 80% of their cash bonus award opportunity is based on the achievement of corporate performance goals, with the remaining 20% based on individual performance goals. The individual performance factor can then be adjusted by a multiplier—up or down—depending upon the Compensation Committee’s assessment. The individual performance multipliers for the other NEOs are the same multipliers used for all other Castle employees. The Compensation Committee assesses the individual performance factor attainment that determines this component (taking into consideration the assessment by the CEO) for the other NEOs. The Compensation Committee then makes a recommendation to the independent members of the board for review and approval. Payments related to the achievement of individual performance goals over the target level are reported as a discretionary bonus, as discussed further below.

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Compensation Discussion and Analysis

In January 2023, the independent members of our Board, on the recommendation of the Compensation Committee, certified the achievement of our corporate performance goals for the 2022 annual bonus plan as follows:

Goal Category	Corporate Performance Goals	Target	Actual	Target Weighting	Actual Weighting

Revenue	Revenue for the year ended December 31, 2022	$115.0 million	$137.0 million	50.0%	90.0	%(1)

New Products	• Achievement of DecisionDx-SCC report volume • Achievement of TissueCypher new ordering clinicians	• DecisionDx-SCC: ≥ 5,901 report volume • TissueCypher: New ordering clinicians ≥ 280	• DecisionDx-SCC: 5,967 report volume • TissueCypher: 456 new ordering clinicians	20.0%	22.5	%(2)

Reimbursement	• Achievement of certain reimbursement rates for DecisionDx-Melanoma, DecisionDx-UM and MyPath Melanoma • Certain commercial coverage achievements related to Castle’s proprietary tests	• Achieve specified reimbursement rates • Achieve positive medical policy for a specified number of payers	• Specified reimbursement rates achieved • Positive medical policy achieved for the specified number of payers	20.0%	20.0	%(3)

Pipeline	• Project 1 (Inflammatory Skin Disease) • Project 2	Number of active centers and/or patient enrollment	• Project 1- Achieved • Project 2 - Not Achieved	10.0%	5.0	%(4)
				100.0%	137.5%

(1)

The Compensation Committee used a sliding scale of revenue performance ranging from $105.0 million to $144.0 million to determine the actual weighting. The Compensation Committee used a sliding scale rather than a fixed threshold in order to better align the actual bonus payouts to the actual level of revenues, given the wide range of possible results. All points on this scale represent an increase in revenue performance from the prior year. With respect to the target level of performance of $115.0 million, this represented a 22.2% increase in performance compared to the prior year. The applicable weightings could have ranged from 0% (for below threshold performance) to 100.0% (for maximum performance) depending on revenue performance. The threshold performance of $105.0 million would have resulted in a weighting of 17.5% for the revenue component. Achievement of the target level of revenue of $115.0 million would have resulted in a weighting of 50.0%. Actual revenue for 2022 of $137.0 million corresponded to an actual weighting of 90.0%.

(2)

Actual weighting could have ranged between 0% (for below threshold performance of all components) and 22.5% (for maximum performance of all components). The threshold performance level for both components of this category would have resulted in a weighting of 10.0%. The target level of performance for report volume of DecisionDx-SCC of 5,901 represented an increase of 68.1% in report volume from the prior year. The above target actual outcome was based upon the actual performance of TissueCypher new ordering clinicians, which was 62.8% above target.

(3)

Actual weighting could have ranged between 0% (for below threshold performance of all components) and 20.0% (for target performance of all components). The threshold performance level for both components would have resulted in a weighting of 17.5%. The actual outcome was based on objectively determinable information with respect to achievement of specified reimbursement rates and a specified number of payers for which a positive medical policy was achieved. No discretion was applied by the Compensation Committee. We are not disclosing the specific targets or specific actual outcomes of these metrics because we believe it would provide our competitors with insight into our internal confidential strategic operations and planning processes and could cause us competitive harm.

(4)

Actual weighting could have ranged between 0% (for below threshold performance of all components) and 10.0% (for target performance of all components). The threshold performance level for both components would have resulted in a weighting of 7.5%. The actual outcome was based on objectively determinable information with respect to the number of patients enrolled and number of active centers. No discretion was applied by the Compensation Committee. We are not disclosing the specific targets or specific actual outcomes of these metrics because we believe it would provide our competitors with insight into our internal confidential strategic operations and planning processes and could cause us competitive harm.

The Compensation Committee selected these corporate performance goals and this incentive structure in order to measure a variety of key drivers of Castle’s performance that it expects to contribute to Castle’s long-term growth. The Compensation Committee believes that the revenue metric represents the most important of these metrics due to its importance to our financial results and its use by investors in understanding our business. Revenue also represents a culmination of our efforts across multiple initiatives, including the effectiveness of our sales and marketing efforts and achieving reimbursement milestones. Therefore, the revenue metric received the greatest weight.

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Compensation Discussion and Analysis

The individual performance of the NEOs (other than the CEO) was also certified by the Compensation Committee, after consideration of feedback from the CEO, and was set at 110%, 130% and 130% for Mr. Stokes, Mr. Juvenal and Ms. Oelschlager, respectively. For 2022, the target level of payout for the personal portion of the bonus was 100% and the maximum was at 140%. These payout percentages are based on an internal performance rating assessment applied each individual and corresponded with the approach we used internally for other employees in assessing the individual performance goals. Target level of performance is indicative of meeting the minimum expectations for the role. The Compensation Committee determined that above target level of performance was warranted for each of these executives officers. Specifically, with regard to Mr. Stokes, the Compensation Committee considered his leadership and oversight of the integration of the Cernostics and AltheaDx acquisitions into our finance and reimbursement functions, among other factors. With regard to Mr. Juvenal the Compensation Committee considered his leadership and oversight in the integration of the Cernostics and AltheaDx acquisitions into our sales and marketing functions, among other factors. With regard to Ms. Oelschlager, the Compensation Committee considered her leadership and oversight in the integration of the Cernostics and AltheaDx acquisitions into our laboratory operations and information technology support functions, among other factors. Based on their respective performance ratings, the Compensation Committee decided to award amounts for the personal portion of the bonus above the target level. Payments related to achievement of individual performance goals above the target level are considered discretionary amounts. Such amounts are reported in the “Bonus” column of the Summary Compensation Table instead of the “Non-equity incentive plan compensation” column. Such incremental amounts awarded to Messrs. Stokes and Juvenal and Ms. Oelschlager for 2022 were $4,700, $13,650 and $13,650, respectively.

The calculation of our NEOs’ earned annual incentives for 2022 were as follows:

Name	Base Salary	Target Bonus (%)	Target Bonus ($)(1)	Corporate Performance Actual	Corporate Performance Weighting	Individual Performance Actual	Individual Performance Weighting	Actual Bonus(2)
Derek J. Maetzold	$660,000	85%	$561,000	137.5%	100%	—%	—%	$771,375
Frank Stokes	$470,000	50%	$235,000	137.5%	80%	110%	20%	$310,200
Tobin W. Juvenal	$455,000	50%	$227,500	137.5%	80%	130%	20%	$309,400
Kristen M. Oelschlager	$455,000	50%	$227,500	137.5%	80%	130%	20%	$309,400

(1)	Target Bonus is calculated as Base Salary multiplied by Target Bonus (%).
(2)

Actual bonus is calculated as follows: (Target Bonus ($) x Corporate Performance Actual x Corporate Performance Weighting) + (Target Bonus ($) x Individual Performance Actual x Individual Performance Weighting). The actual bonus earned, as a percentage of each NEO’s 2022 target bonus opportunity was 137.5%, 132.0%, 136.0% and 136.0% for Messrs. Maetzold, Stokes and Juvenal and Ms. Oelschlager, respectively. As a percentage of base salary, the actual bonus amounts earned were 116.9%, 66.0%, 68.0% and 68.0% for Messrs. Maetzold, Stokes and Juvenal and Ms. Oelschlager, respectively.

Equity-Based Incentive Awards

Overview

Since our initial public offering (“IPO”) in July 2019, we have granted and intend to grant equity-based incentive awards pursuant to the 2019 Plan, which our board of directors adopted and our stockholders approved in July 2019.

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interest of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success. Our Compensation Committee is responsible for approving equity grants or making recommendations regarding equity grants to the Board. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment and annually thereafter.

In determining the value of equity award grants for 2022, the Compensation Committee considered peer group data, the individual performance of the NEOs, retention risks, the value of awards granted to the NEOs in prior years and the effects of introducing PSUs this year to the equity award mix.

Performance-Based Equity Incentive Awards

Based on a combination of stockholder feedback, our peer group and the maturity of the Company, the Compensation Committee approved the grant of PSUs to our NEOs in December 2022 that vest based on achievement of a multi-year cumulative revenue target covering the years ending December 31, 2023 and 2024 (the “Revenue Goal”). If the Revenue Goal is

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achieved, then 50% of the PSUs shall vest on the earlier of (i) the Board’s certification that the Revenue Goal was achieved or (ii) the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 with the SEC (the “Initial Vesting Date”). The remaining 50% of the PSUs shall vest on the one-year anniversary of the Initial Vesting Date. Vesting is subject to the officer’s Continuous Service (as defined in the 2019 Plan) through each such vesting date. If the Revenue Goal is not achieved, no PSUs shall vest. The Compensation Committee selected a revenue metric for this goal because it believes that as an early-stage commercial company, revenue is a critically important financial measure in understanding our current business performance and assessing our future potential. The Compensation Committee considered both a two-year cumulative performance period and three-year cumulative performance period, but ultimately decided upon a two-year period for its first grant of PSUs. In deciding upon a two-year period, the Compensation Committee considered practices of other peer group companies, Castle’s historical revenue growth, management’s projections of future growth, risks and uncertainties that could affect future revenues and that this award represented the Compensation Committee’s first grant of PSUs to date. The Compensation Committee also considered that revenue is also a component of the annual cash incentive bonus plan and determined that given the importance of revenue and that it represents a culmination of our efforts across multiple initiatives, including the effectiveness of our sales and marketing efforts and achieving reimbursement milestones, it was appropriate to also use revenue for the PSU performance metric.

Equity Award Mix

In December 2022, based on consideration of stockholder feedback and the recommendations of the Compensation Committee and Aon, our Board approved the following mix of long-term equity incentive: 50% time-based RSUs and 50% PSUs for our CEO, and 75% time-based RSUs and 25% PSUs for the other NEOs. The time-based RSUs vest in annual installments over a four-year period subject to the holder’s continuous service with us. The PSUs vest contingent upon the achievement of the Revenue Target and the required service period, as described above.

For additional information, please see below under “—Grants of Plan-Based Awards” and “—Outstanding Equity Awards at Fiscal Year End.”

Stock Options

We did not grant any option awards to our NEOs in 2022, but we have granted options to them in the past and may grant options to them in the future. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award. Generally, our stock option awards vest over a four-year period subject to the holder’s continuous service with us.

AGREEMENTS WITH OUR NEOS

Below are descriptions of our employment agreements with our NEOs. Each of our executive officers’ employment is at will and may be terminated by us at any time. Any potential payments and benefits due upon a qualifying termination of employment or a change in control are further described below under “—Potential Benefits upon Termination or Change-in-Control.”

Mr. Maetzold. We entered into an amended and restated employment agreement with Mr. Maetzold in September 2012, which was amended in February 2017 and in June 2019 and which governs the current terms of his employment with us. Under the terms of the employment agreement, as amended, Mr. Maetzold is entitled to an annual base salary of $445,000 (most recently increased to $686,400 for 2023). In addition, Mr. Maetzold is eligible to receive an annual performance cash bonus with a target of 60% (increased to 95% beginning in 2023) of his base salary based on corporate performance and his individual performance. Pursuant to his employment agreement, as amended, Mr. Maetzold is entitled to receive periodic grants of stock options, as determined by our board of directors.

Mr. Stokes. We entered into an offer letter agreement with Mr. Stokes in November 2017, which governs the current terms of his employment with us. Under the terms of the offer letter agreement, Mr. Stokes was entitled to an initial base salary of $275,000 (most recently increased to $488,800 for 2023). In addition, he is eligible to receive an annual performance cash bonus with a target payout of 35% (increased to 50% beginning in 2020) of his base salary based on corporate performance and individual performance. Pursuant to his employment agreement, in May 2018, we granted to Mr. Stokes an option to purchase 133,137 shares of common stock, as further described below under “—Outstanding Equity Awards at Fiscal Year End.”

Mr. Juvenal. We entered into an employment agreement with Mr. Juvenal in October 2008, which was amended on April 21, 2009, and which governs the current terms of his employment with us. Under the terms of the employment agreement, Mr. Juvenal was entitled to an initial base salary of $225,000 (most recently increased to $482,300 for 2023). In addition, he is eligible to receive an annual performance cash bonus with a target payout of 50% of his base salary based on corporate performance and individual performance.

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Compensation Discussion and Analysis

Ms. Oelschlager. We entered into an employment agreement with Ms. Oelschlager in September 2008, which was amended on April 11, 2016, and which governs the current terms of her employment with us. Under the terms of the employment agreement, Ms. Oelschlager was entitled to a sign-on bonus of $6,500 and an initial base salary of $125,000 (most recently increased to $482,300 for 2023). In addition, she is eligible to receive an annual performance cash bonus with a target payout of 50% of her base salary based on corporate performance and individual performance.

POTENTIAL BENEFITS UPON TERMINATION OR CHANGE-IN-CONTROL

This “Potential Benefits upon Termination or Change-in-Control” section should be read in conjunction with the “—Potential Payments upon Termination or Change-in-Control” section below, which provides a table that quantifies the benefits described in this section.

Employment Agreements

Regardless of the manner in which a NEO’s service terminates, each NEO is entitled to receive amounts earned during his or her term of service, including unpaid salary, and reimbursement of expenses for which the NEO is entitled to, as applicable. In addition, each of our NEOs is eligible to receive certain benefits in connection with certain terminations pursuant to his or her employment agreement with us including continuing coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). For the definitions of “cause,” “good reason,” “disability,” and “change of control” referenced below, please refer to the individual employment agreements with each of our NEOs, copies of which are filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Mr. Maetzold. Upon Mr. Maetzold’s resignation without good reason, he will be entitled to receive 12 months of continued base salary, to be paid in accordance with our normal payroll procedures and less any applicable withholdings. In the event Mr. Maetzold’s service is terminated without cause (excluding death or disability) or he resigns with good reason at any time prior to our undergoing a change of control, Mr. Maetzold will be eligible to receive (i) aggregate severance pay equal to 150% of his base salary, 50% of which is payable in a lump sum after the date of termination, less any applicable withholdings, and the remaining 100% of which is payable in equal regular installments over 12 months in accordance with our normal payroll procedures and less any applicable withholdings, (ii) 18 months’ acceleration on the vesting of any unvested portion of outstanding stock options, (iii) continuation of coverage under COBRA at our expense for up to 18 months, and (iv) a cash bonus equal to 150% of the greater of the most recent annual performance bonus target or actual bonus earned, to be paid in equal regular installments over 12 months in accordance with our normal payroll procedures and less any applicable withholdings. In the event Mr. Maetzold’s service is terminated without cause (excluding death or disability) or he resigns with good reason at any time following a change of control, Mr. Maetzold will be eligible to receive (i) aggregate severance pay equal to 300% of his base salary, 200% of which is payable in a lump sum after the date of termination, less any applicable withholdings, and the remaining 100% of which is payable in equal regular installments over 12 months in accordance with our normal payroll procedures and less any applicable withholdings, (ii) immediate vesting of any unvested portion of stock options outstanding as of the date of termination, (iii) continuation coverage under COBRA at our expense for up to three years, and (iv) a cash bonus equal to 300% of the greater of the most recent annual performance bonus target or actual bonus earned, to be paid in a lump sum after the date of termination. In the event of termination due to death or disability, Mr. Maetzold will be eligible to receive immediate vesting of any unvested portion of stock options outstanding as of the date of termination. In all event of termination, Mr. Maetzold will be paid for any unused earned vacation time.

Mr. Stokes. Upon Mr. Stokes’s termination without cause or resignation for good reason, he will be eligible to receive (i) continued base salary for six months (net of any amounts earned through consulting arrangements with us following Mr. Stokes’ termination), to be paid in accordance with our normal payroll procedures and less any applicable withholdings, (ii) continuation of coverage under COBRA at our expense during such six month period, and (iii) 24 months’ accelerated vesting of the stock option granted pursuant to Mr. Stokes’ employment agreement in the event of such termination prior to our undergoing a change of control. In addition, in the event Mr. Stokes’ service is terminated without cause or the executive resigns for good reason within six months following a change of control, Mr. Stokes will be eligible to receive (i) immediate vesting of any unvested portion of the stock option granted pursuant to his employment agreement, (ii) 12 months of continued base salary (net of any amounts earned through consulting arrangements with us following the his termination), and to be paid in accordance with our normal payroll procedures and less any applicable withholdings, and (iii) continuation of coverage under COBRA at our expense during such 12 month period.

Mr. Juvenal. Upon the Mr. Juvenal’s termination without cause or resignation for good reason, he will be eligible to receive (i) immediate vesting of unvested stock options outstanding as of the date of termination in the event of such termination prior to our undergoing a change of control. In addition, in the event the Mr. Juvenal’s service is terminated without cause or the executive resigns for good reason following a change of control, then he will be eligible to receive (i) immediate vesting of unvested stock options outstanding as of the date of termination, (ii) 12 months of continued base salary, to be paid in

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accordance with our normal payroll procedures, (iii) continuation of coverage under COBRA at our expense for up to 18 months, and (iv) management bonus equal to his most recent management bonus.

Ms. Oelschlager. Upon Ms. Oelschlager’s termination without cause or resignation for good reason, she will be eligible to receive (i) continued base salary for six months, to be paid in accordance with our normal payroll procedures and less any applicable withholdings, and (ii) immediate vesting of unvested stock options outstanding as of the date of termination in the event of such termination prior to our undergoing a change of control. In addition, in the event the Ms. Oelschlager’s service is terminated without cause or the executive resigns for good reason following a change of control, then she will be eligible to receive (i) immediate vesting of any unvested portion of the stock option granted pursuant to her employment agreement, (ii) 12 months of continued base salary, to be paid in accordance with our normal payroll procedures, (iii) continuation of coverage under COBRA at our expense for up to 18 months, and (iv) management bonus equal to her most recent management bonus.

All severance benefits described above, other than the continued COBRA benefits for Mr. Stokes, are subject to (i) the execution and effectiveness of a release of claims in favor of us and (ii) compliance with the executive’s employment agreement and employee proprietary information agreement.

Each of our NEOs holds stock options, time-based RSUs and PSUs under the Castle Biosciences, Inc. 2008 Stock Plan (the “2008 Plan”), the Castle Biosciences, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) and/or the 2019 Plan that were granted subject to the general terms of the applicable equity plan and the form of stock option or RSU agreement, as applicable. A description of the change-in-control provisions in the 2008 Plan, 2018 Plan and 2019 Plan are set forth below. Specific vesting terms of each NEO’s stock options, RSUs and PSUs are described under “—Outstanding Equity Awards at Fiscal Year End.”

Change-in-Control Provisions under the 2008 Plan

The 2008 Plan provides that in the event of a merger or a change in control, each outstanding stock award shall be treated as the plan administrator determines, including, without limitation, that each stock award may be assumed or a similar award substituted for such stock award by the successor corporation (or its parent). Notwithstanding the foregoing, in the event of a change in control in which the successor corporation (or its parent) does not assume or substitute for such outstanding stock awards, then the vesting and exercisability of such stock awards shall accelerate in full. In addition, the plan administrator shall notify the participant that the stock award shall be fully vested and exercisable for a specified period of time, and any such award shall terminate upon the expiration of such period for no consideration, unless otherwise determined by the plan administrator. The plan administrator is not obligated to treat all stock awards similarly in the transaction.

Under the 2008 Plan, a change in control generally means the occurrence of any of the following: (1) the acquisition by any person or group of more than 50% of the total voting power of our stock; (2) a majority of members of the board of directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; or (3) any person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions.

Change-in-Control Provisions under the 2018 Plan

Corporate Transactions

The 2018 Plan provides that in the event of a corporate transaction or a change in control, each outstanding stock award shall be treated as the plan administrator determines, including, without limitation, that each stock award may be assumed, continued or a similar award substituted for such stock award by the surviving or acquiring corporation (or its parent). Notwithstanding the foregoing, in the event of a change in control in which the surviving or acquiring corporation (or its parent) does not assume, continue or substitute for such outstanding stock awards, then the vesting and exercisability of such stock awards shall accelerate in full. In addition, the plan administrator shall notify the participant that the stock award shall be fully vested and exercisable for a specified period of time, and any such award shall terminate upon the expiration of such period for no consideration, unless otherwise determined by the plan administrator.

The plan administrator is not obligated to treat all stock awards similarly in the transaction.

In addition, a stock award under the 2018 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement or other written agreement between us and the participant, but in the absence of such provision, no such acceleration will automatically occur, except as described above.

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Compensation Discussion and Analysis

Under the 2018 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) the sale or other disposition of more than 50% of our outstanding securities, (3) a merger, consolidation or similar transaction where we do not survive the transaction or (4) a merger, consolidation or similar transaction where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Under the 2018 Plan, a change in control is generally (1) the acquisition by any person or company of more than 50% of the combined voting power of our then-outstanding stock, (2) a consummated merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a complete dissolution or liquidation of us, (4) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction or (5) when a majority of our board of directors becomes comprised of individuals who were not serving on our board of directors on the date the 2018 Plan was adopted, or the incumbent board, or whose nomination, appointment or election was not approved by a majority of the incumbent board still in office.

Change-in-Control Provisions under the 2019 Plan

The 2019 Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined below), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•	arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

•	cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any; or

•

make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.

Under the 2019 Plan, a corporate transaction is generally the consummation of: (1) a sale or other disposition of all or substantially all of our assets, (2) the sale or other disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

In the event of a change in control, the plan administrator may take any of the above-mentioned actions. Awards granted under the 2019 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur. Under the 2019 Plan, a change in control is generally (1) the acquisition by any person or company of more than 50% of the combined voting power of our then-outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, (4) a complete dissolution or liquidation of us or (5) when a majority of our board of directors becomes comprised of individuals who were not serving on our board of directors on July 24, 2019 (the date of the underwriting agreement related to the IPO), or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.

48	2023 Proxy Statement

Compensation Discussion and Analysis

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

There were no defined benefit pension or nonqualified deferred compensation plans in place for 2022. Our board of directors may elect to provide our officers and other employees with such benefits in the future if it determines that doing so is in our best interests.

OTHER COMPENSATION PRACTICES AND POLICIES

Perquisites, Health, Welfare and Retirement Benefits

Our NEOs, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, vision, group term life, disability, employee assistance, and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. In addition, we provide a 401(k) plan to our employees, including our NEOs, as discussed in the section below titled “—401(k) Plan.”

We generally do not provide perquisites or personal benefits to our NEOs, except in limited circumstances. We do reimburse Mr. Stokes for certain expenses relating to his travel from his home in Charlotte, North Carolina to our offices in Friendswood, Texas.

We pay a portion of the premiums for medical, dental, vision, group term life, disability, employee assistance and accidental death and dismemberment insurance for all of our employees who work at least 30 hours per week, including our NEOs.

401(k) Plan

We maintain a defined contribution employee retirement plan (the “401(k) plan”), for our employees. Our executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) under the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $20,500 for calendar year 2022. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2022 was up to an additional $6,500 above the statutory limit. For the year ended December 31, 2022, we made matching contributions into the 401(k) plan on behalf of participants in an amount equal to 100% of up to 6% of eligible compensation contributed to the 401(k) plan, subject to statutory limits. For calendar year 2022, the maximum matching contribution for a participant in the 401(k) plan was $18,300. Matching contributions vest immediately. Participant contributions are held and invested, pursuant to the participant’s instructions, by the 401(k) plan’s trustee.

Retirement Policy

During 2022, our Board evaluated the retentive and succession planning value of a retirement policy. In January 2023, our Board adopted a retirement policy for our employees who (i) generally are at or above the Vice President level on the date of their retirement, (ii) are at least 60 years of age and (iii) have completed at least five years of service with us.

For equity awards that are subject to time-vesting, acceleration of the vesting and exercisability of any then-outstanding equity awards to the extent such awards were scheduled to vest during the vesting period following the retirement date based solely on the eligible employee’s continued employment with us, had such employee remained employed by us through such date, such that such portion of the then-outstanding equity award will be deemed immediately vested and exercisable as of the date immediately preceding the retirement date.

For equity awards that are subject to performance-vesting, if the relevant performance conditions of any then-outstanding equity award are achieved prior to the retirement date but the award remains subject to time-vesting and is scheduled to vest during the vesting period following the retirement date based solely on the eligible employee’s continued employment with us, had such employee remained employed by the Company through such date, the earned portion of the award will be deemed immediately vested and exercisable as of the date immediately preceding the retirement date. If the relevant performance conditions of any then-outstanding equity awards are not achieved prior to the retirement date, the award shall be treated according to their individual award agreements.

The vesting periods are as follows:

•	CEO: 24 months, plus an additional six months for each year of service after the age of 66.

•	Senior Vice President and above: 18 months, plus an additional three months for each year of service after the age of 66.

•	Vice President and below: nine months, plus an additional three months for each year of service after the age of 66.

CASTLE BIOSCIENCES | 2023 Proxy Statement	49

Compensation Discussion and Analysis

Eligible employees will have 12 months following the retirement date to exercise the outstanding and vested time-vesting equity awards.

Currently Mr. Maetzold and Mr. Juvenal meet the requirements for accelerated vesting upon retirement under the Retirement Policy.

This policy was adopted to facilitate and support ongoing organizational changes as we build and scale the business for growth and to assist with succession planning activities.

Prohibition on Hedging, Short Sales and Pledging

Our board of directors has adopted an insider trading policy that applies to all of our employees, officers and directors are prohibited from engaging in inherently speculative transactions with respect to our securities, including (i) short sales, transactions in put options, call options or other derivative securities on an exchange or in any other organized market, or in any other inherently speculative transactions, (ii) hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and (iii) holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Clawback Policy

In the first quarter of 2023, the Board adopted our Clawback Policy, providing for the recovery of previously paid incentive compensation based on financial reporting measures paid to executive officers if we prepare an accounting restatement for any fiscal quarter or year due to our material noncompliance with any financial reporting requirement under the federal securities laws. The Compensation Committee is responsible for making all determinations with respect to the application or operation of the Clawback Policy. The Clawback Policy includes any incentive compensation granted, vested or paid to the CEO or other executive officers during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement that exceeds the amount of incentive compensation that would have been received had such amount been determined based on the accounting restatement, without regard to taxes paid. Our Clawback Policy is designed to comply with Rule 10D-1 promulgated under the Exchange Act, which implements Section 954 of the Dodd-Frank Act, and, among other things, requires national securities exchanges such as Nasdaq to establish listing standards mandating that each issuer adopt a Clawback Policy, comply with the policy and provide the required disclosures about the policy. Once Nasdaq’s listing standards are effective, we will review our Clawback Policy to ensure compliance with applicable listing standards.

Stock Ownership Guidelines

On the recommendation of the Compensation Committee, our board of directors has adopted Stock Ownership Guidelines for our executive officers and directors (each a “Covered Individual” and collectively the “Covered Individuals”), determined based on the below:

Title	Guideline Multiple
CEO	3x base salary
All other Officers	1x base salary
Directors	3x annual cash retainer

Shares included in the calculation of a Covered Individual’s stock ownership are (i) shares owned outright by the Covered Individual and by members of his or her immediate family, (ii) shares held in trust for the benefit of the Covered Individual or for the benefit of a member of his or her immediate family, (iii) vested shares under any deferred compensation plans and (iv) vested and unvested time-vested RSUs, net of the estimated shares needed to pay the minimum tax withholding for those vested RSUs. Unexercised options, whether vested or unvested, and unearned PSUs are not considered in the calculation of a Covered Individual’s ownership for purposes of determining whether a Covered Individual has met the applicable guideline. For directors, the annual cash retainer used in the calculation is the annual Board service retainer, excluding additional retainers for service on Board committees or for service as Chair.

The guidelines must be achieved by each Covered Individual as of the end of the calendar year in which occurs the date that is five (5) years after the later of (1) the Effective Date of January 31, 2023 and (2) the date the individual became a Covered Individual (such period of time, the “Compliance Period”). After the Compliance Period, the guidelines will be revised whenever a Covered Individual’s Base Pay (as defined therein) changes by 20% or more from the last Base Pay used to calculate the then-current guideline for such Covered Individual (each, an “Adjustment Date”), and such revised guideline must be achieved by the affected Covered Individual on or before the end of the calendar year in which occurs the date that is three (3) years after the Adjustment Date. As of March 31, 2023, Mara G. Aspinall, Daniel M. Bradbury, Tobin W. Juvenal, Derek J. Maetzold, Kristen M. Oelschlager, Tiffany P. Olson and Frank Stokes meet these guidelines. The others have five years from the Effective Date to attain compliance.

50	2023 Proxy Statement

Compensation Discussion and Analysis

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Submitted by the members of the Compensation Committee:

Compensation Committee

Miles D. Harrison (Chair)

G. Bradley Cole

Ellen Goldberg

Tiffany P. Olson

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Executive Compensation Tables

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Derek J. Maetzold	2022	660,000	—	6,102,902	—	771,375	18,300	7,552,577
President and CEO	2021	625,000	—	2,500,003	2,656,954	722,500	17,400	6,521,857
	2020	550,000	—	1,268,982	3,056,657	457,600	11,400	5,344,639
Frank Stokes	2022	470,000	4,700	1,757,713	—	305,500	69,160	2,607,073
Chief Financial Officer	2021	450,000	4,500	999,993	1,062,350	289,800	58,708	2,865,351
	2020	400,000	4,000	473,280	1,087,530	208,000	44,257	2,217,067
Tobin W. Juvenal(5)	2022	455,000	13,650	1,919,356	—	295,750	18,300	2,702,056
Chief Commercial Officer	2021	425,000	8,500	999,993	1,062,350	273,700	17,400	2,786,943
Kristen M. Oelschlager(5)	2022	455,000	13,650	1,919,356	—	295,750	18,300	2,702,056
Chief Operating Officer	2021	425,000	8,500	999,993	1,062,350	273,700	17,400	2,786,943

(1)

Represents the discretionary portion, if any, of the performance-based cash bonuses earned during the year and paid subsequent to year end, as further described above under “—Annual Performance-Based Cash Bonuses.”

(2)

These columns set forth the aggregate grant date fair value of option awards and stock awards, without regard to forfeitures, granted during the year measured pursuant to FASB ASC 718. The valuation assumptions we used in calculating the fair value of options are set forth in Note 14 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Note that the amounts reported in this column reflect the accounting value of these awards and do not correspond to the actual economic value that ultimately may be realized by our NEOs. The PSUs granted are subject to performance conditions, as defined under FASB ASC 718, and, therefore, the value at the grant date is based upon the probable outcome of such conditions, which corresponds to the single payout scenario under the terms of the PSUs.

(3)

Amounts reported represent performance-based cash bonuses earned during the year and paid subsequent to year end, as further described above under “—Annual Performance-Based Cash Bonuses,” excluding the discretionary portion included in the Bonus column of the table above.

(4)

The amount reported for Mr. Maetzold for 2022 reflects $18,300 in 401(k) matching contributions. The amount reported for Mr. Stokes for 2022 reflects $50,860 paid by the Company to reimburse Mr. Stokes for the cost of vehicle lease payments, lodging, commercial air travel and parking attributable to commuting from his home in Charlotte, North Carolina to our offices in Friendswood, Texas and $18,300 in 401(k) matching contributions. The amount reported for both Mr. Juvenal and Ms. Oelschlager for 2022 reflects $18,300 in 401(k) matching contributions.

(5)	No amounts are reported for Mr. Juvenal or Ms. Oelschlager for the year 2020 since each first became an NEO after that year.

52	2023 Proxy Statement

Executive Compensation Tables

GRANTS OF PLAN-BASED AWARDS

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards (in shares)(2)
Name	Award Type	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock Awards(4)
Derek J. Maetzold	Cash Incentive		$294,525	$561,000	$855,525	—	—	—	—	$—
	Time-based RSUs	12/9/2022	$—	$—	$—	—	—	—	133,983	$2,990,501
	Performance-based RSUs (PSUs)	12/23/2022	$—	$—	$—	—	133,982	—	—	$3,112,402
Frank Stokes	Cash Incentive		$122,200	$235,000	$352,500	—	—	—	—	$—
	Time-based RSUs	12/9/2022	$—	$—	$—	—	—	—	58,467	$1,304,983
	Performance-based RSUs (PSUs)	12/23/2022	$—	$—	$—	—	19,489	—	—	$452,729
Tobin W. Juvenal	Cash Incentive		$118,300	$227,500	$341,250	—	—	—	—	$—
	Time-based RSUs	12/9/2022	$—	$—	$—	—	—	—	63,844	$1,424,998
	Performance-based RSUs (PSUs)	12/23/2022	$—	$—	$—	—	21,281	—	—	$494,358
Kristen M. Oelschlager	Cash Incentive		$118,300	$227,500	$341,250	—	—	—	—	$—
	Time-based RSUs	12/9/2022	$—	$—	$—	—	—	—	63,844	$1,424,998
	Performance-based RSUs (PSUs)	12/23/2022	$—	$—	$—	—	21,281	—	—	$494,358

(1)

The amounts reported in these columns represent the range of possible annual cash incentive amounts (at the threshold, target and maximum levels) that could have been paid to each of our NEOs for the year ended December 31, 2022 pursuant to their annual performance-based cash bonus. Each of our NEOs’ cash bonuses, other than Mr. Maetzold’s, is calculated based (i) 80% on achievement of corporate performance goals and (ii) 20% on individual performance objectives. Mr. Maetzold’s annual cash bonus is based entirely (100%) on achievement of corporate performance goals. The amounts shown as “Threshold” reflect the payment level under the cash bonus if the corporate performance goals were achieved at the minimum level of 52.5% (calculated based on the specific performance objectives and each goal set at the minimum level at which a payout for performance could have been earned) and at the minimum level at which a payout for individual performance could have been earned of 50% for our NEOs other than Mr. Maetzold. The amounts shown as “Target” reflect the payment level under the cash bonus if the corporate performance goals were achieved at the target level of 100% (calculated based on the specific performance objectives and goals each set at the target level) and at the target level of individual performance of 100% for our NEOs other than Mr. Maetzold. The amounts shown as “Maximum” reflect the payment level under the cash bonus if the corporate performance goals were achieved at the maximum level of 152.5% (calculated based on the specific performance objectives and goals each set at the maximum level) and at the maximum level of individual performance of 140% for our NEOs other than Mr. Maetzold. Actual payouts made under the Performance-Based Bonus differed based on the actual performance objectives and goals achieved. The actual cash bonus award earned by each NEO for performance in the year ended December 31, 2022 is set forth in the “Summary Compensation Table” above. As such, the amounts set forth in these columns do not represent additional compensation earned by the NEOs for the year ended December 31, 2022. Annual performance-based cash bonuses are discussed in greater detail under the heading “Annual Performance-Based Cash Bonuses” above.

(2)

These columns show the range of possible share payouts for the PSU awards granted in December 2022, as described under the heading “Equity-Based Incentive Awards” above. The PSU awards provide for a single payout scenario (presented as “Target” in the table) and do not provide for any “threshold” or “maximum” amounts.

(3)

The amounts reported in this column reflect the time-based RSUs granted to our NEOs during the fiscal year ended December 31, 2022 under the 2019 Plan, which vest in four equal annual installments, beginning on December 9, 2023.

(4)

The amounts reported in this column represent the aggregate grant date fair value of the RSU and PSU awards discussed in footnotes (2) and (3), calculated in accordance with FASB ASC 718. For the PSUs, this amount is consistent with the value at the grant date based on the probable outcome of the performance condition.

CASTLE BIOSCIENCES | 2023 Proxy Statement	53

Executive Compensation Tables

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table presents information regarding outstanding equity awards held by our NEOs as of December 31, 2022.

		Option awards(1)(2)					Stock awards(1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)		Option Expiration Date	Number of shares or units of stock that have not vested (#)(4)	Market value of shares or units of stock that have not vested ($)(5)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(6)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Derek J. Maetzold	5/10/2018	98,441	—	$2.39		05/09/2028	—	$—	—	—
	11/6/2018	20,508	—	$2.39		11/11/2028	—	$—	—	—
	3/13/2019	61,525	4,102	$3.38		03/12/2029	—	$—	—	—
	3/27/2019	10,686	—	$3.72	(7)	03/26/2024	—	$—	—	—
	12/13/2019	127,500	42,500	$29.50		12/12/2029	—	$—	—	—
	12/10/2020	43,550	43,550	$59.16		12/09/2030	10,725	$252,467	—	—
	12/10/2021	26,594	79,782	$40.52		12/09/2031	46,273	$1,089,266	—	—
	12/9/2022	—	—	$—		—	133,983	$3,153,960	—	—
	12/23/2022	—	—	$—		—	—	$—	133,982	$3,153,936
Frank Stokes	12/4/2017	25,137	—	$2.39		05/09/2028	—	$—	—	—
	3/13/2019	20,917	1,795	$3.38		03/12/2029	—	$—	—	—
	12/13/2019	41,250	13,750	$29.50		12/12/2029	—	$—	—	—
	12/10/2020	15,500	15,500	$59.16		12/09/2030	4,000	$94,160	—	—
	12/10/2021	10,637	31,913	$40.52		12/09/2031	18,509	$435,702	—	—
	12/9/2022	—	—	$—		—	58,467	$1,376,313	—	—
	12/23/2022	—	—	$—		—	—	$—	19,489	$458,771
Tobin W. Juvenal	5/10/2018	9,474	—	$2.39		05/09/2028	—	$—	—	—
	3/13/2019	23,071	1,539	$3.38		03/12/2029	—	$—	—	—
	12/13/2019	26,250	8,750	$29.50		12/12/2029	—	$—	—	—
	8/4/2020	17,500	12,500	$41.36		08/03/2030	—	$—	—	—
	12/10/2020	14,500	14,500	$59.16		12/09/2030	3,500	$82,390	—	—
	12/10/2021	10,637	31,913	$40.52		12/09/2031	18,509	$435,702	—	—
	12/9/2022	—	—	$—		—	63,844	$1,502,888	—	—
	12/23/2022	—	—	$—		—	—	$—	21,281	$500,955
Kristen M. Oelschlager	7/21/2017	1,197	—	$2.36		07/20/2027	—	$—	—	—
	5/10/2018	—	—	$2.39		05/09/2028	—	$—	—	—
	11/6/2018	3,418	—	$2.39		11/11/2028	—	$—	—	—
	3/13/2019	23,071	1,539	$3.38		03/12/2029	—	$—	—	—
	12/13/2019	26,250	8,750	$29.50		12/12/2029	—	$—	—	—
	8/4/2020	17,500	12,500	$41.36		08/03/2030	—	$—	—	—
	12/10/2020	14,500	14,500	$59.16		12/09/2030	3,500	$82,390	—	—
	12/10/2021	10,637	31,913	$40.52		12/09/2031	18,509	$435,702	—	—
	12/9/2022	—	—	$—		—	63,844	$1,502,888	—	—
	12/23/2022	—	—	$—		—	—	$—	21,281	$500,955

(1)

All of the option awards were granted under either the 2008 Plan, the 2018 Plan or the 2019 Plan and all of the stock awards were granted under the 2019 Plan. Additional information on our equity plans is set forth in Note 14 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)

Except for the options to purchase 10,686 shares of common stock granted to Mr. Maetzold with a vesting commencement date of March 13, 2019, which were fully vested upon issuance, each option award vests as follows: 25% of the shares subject to the option vest on the first anniversary of the vesting commencement date, and the balance of the shares vest in equal monthly installments thereafter over the next 36 months, provided in each case that the holder is then providing services to us in accordance with the terms of the 2008 Plan, the 2018 Plan or the 2019 Plan, as applicable. Certain option awards are subject to acceleration of vesting, as described under “—Potential Benefits upon Termination or Change-in-Control.”

54	2023 Proxy Statement

Executive Compensation Tables

(3)

Unless otherwise indicated, all of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. Prior to the IPO, the fair market value of our common stock was determined in good faith by our board of directors. Following the IPO, the fair market value of our common stock is the closing selling price per share of our common stock as reported on the Nasdaq on the date of grant or other relevant determination date.

(4)	This column consists of time-based RSUs, which vest in four equal annual installments beginning on the first anniversary of the vesting commencement date.
(5)

Calculated using a price of $23.54 per share, which was the closing price of our common stock as reported on the Nasdaq on December 30, 2022, the last trading day of 2022. With respect to the performance-based RSUs discussed in footnote (6), the amounts shown in this column reflect the single payout scenario for the awards.

(6)

This column consists of performance-based RSUs granted in December 2022, which vest based on the achievement of the Revenue Goal and a specified service period. If the Revenue Goal is achieved, then 50% of the performance-based RSUs will vest on the Initial Vesting Date, and the remaining 50% will vest on the one-year anniversary of the Initial Vesting Date. The PSUs provide for a single payout scenario, which is used as the basis for the presentation of the PSUs in the table above. For more information, please see “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Equity-Based Incentive Awards.”

(7)

The fair market value of one share of our common stock on the date of grant, as determined in good faith by our board of directors, was $3.38. On the date of grant, Mr. Maetzold owned more than 10% of the voting power of all classes of our stock. Pursuant to the 2018 Plan, the exercise price per share for the incentive stock option award granted to Mr. Maetzold on March 27, 2019, is $3.72, which represents 110% of the fair market value of one share of our common stock on the date of grant.

We did not engage in any repricing or other modifications or cancellations to any of our NEOs’ outstanding equity awards during the fiscal year ended December 31, 2022.

OPTION EXERCISES AND STOCK VESTED IN 2022

The following table sets forth information regarding exercises of stock options and vesting of RSU awards by our NEOs during the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Derek J. Maetzold	10,000	$203,300	20,787	$463,966
Frank Stokes	4,000	$62,360	8,170	$182,354
Tobin W. Juvenal	3,700	$68,945	7,920	$176,774
Kristen M. Oelschlager	7,178	$136,741	7,920	$176,774

(1)

Calculated based on the difference between the exercise price of each option exercised and the closing price of our common stock on the date of exercise multiplied by the number of shares underlying each option exercised, and does not represent actual amounts received by the NEOs as a result of the option exercises.

(2)	Calculated based on the closing price of our common stock on the vesting date multiplied by the number of shares underlying each award vested.

CASTLE BIOSCIENCES | 2023 Proxy Statement	55

Executive Compensation Tables

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table describes the potential payments and benefits to which the NEOs would have been entitled assuming an eligible termination of employment or change of control occurred on December 30, 2022, the last business day of fiscal 2022. The amounts shown are estimates and do not necessarily reflect the actual amounts that these individuals would receive on termination of employment.

For further information regarding the following table, see the “—Potential Benefits upon Termination of Change-in-Control” section of the Compensation Discussion and Analysis in this Proxy Statement. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. These include accrued but unpaid salary and distributions of vested plan balances under our 401(k) plan.

Name	Death or Disability	Termination For Cause	Resignation Without Good Reason	Prior to the Occurrence of Change in Control; Involuntarily Termination Without Cause; Resignation With Good Reason	Following the Occurrence of Change in Control; Involuntarily Termination Without Cause; Resignation With Good Reason
Derek J. Maetzold
Salary severance	$—	$—	$660,000	$990,000	$1,980,000
Bonus severance	$—	$—	$—	$1,157,063	$2,314,125
Vacation payout	$337,076	$337,076	$337,076	$337,076	$337,076
COBRA payments	$—	$—	$—	$21,836	$42,252
Stock option acceleration(1)	$82,696	$—	$—	$82,696	$82,696
Total Estimated Value	$419,772	$337,076	$997,076	$2,588,671	$4,756,149
Frank Stokes
Salary severance	$—	$—	$—	$235,000	$470,000
COBRA payments	$—	$—	$—	$9,646	$19,293
Stock option acceleration(1)	$—	$—	$—	$36,187	$36,187
Total Estimated Value	$—	$—	$—	$280,833	$525,480
Tobin W. Juvenal
Salary severance	$—	$—	$—	$—	$455,000
Bonus severance	$—	$—	$—	$—	$309,400
COBRA payments	$—	$—	$—	$—	$20,090
Stock option acceleration(1)	$—	$—	$—	$31,026	$31,026
Total Estimated Value	$—	$—	$—	$31,026	$815,516
Kristen M. Oelschlager
Salary severance	$—	$—	$—	$227,500	$445,000
Bonus severance	$—	$—	$—	$—	$309,400
COBRA payments	$—	$—	$—	$—	$28,486
Stock option acceleration(1)	$—	$—	$—	$31,026	$31,026
Total Estimated Value	$—	$—	$—	$258,526	$813,912

(1)

For each of the applicable outstanding unvested options, the dollar amount is calculated as the excess, if any, of the closing price of our common stock on December 30, 2022 ($23.54 per share) over the option exercise price, multiplied by the number of shares underlying the option.

56	2023 Proxy Statement

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Derek Maetzold, our CEO, and the median annual total compensation of our employees during fiscal year 2022. We believe that the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee as of December 31, 2022 based on our entire workforce of 543 employees after excluding our CEO and one non-U.S. employee. To identify the median employee, we considered gross compensation totals for the year ended December 31, 2022 as our consistently applied measure of compensation. Gross compensation is calculated as the sum of regular salary/wages, bonuses paid and the grant date fair value of equity awards. We annualized salaries for hires made during the year. After identifying the median employee, we calculated the median employee’s compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K applicable to the Summary Compensation Table in this Proxy Statement. Our CEO had annual total compensation in 2022 of $7,552,577 and our Median Employee had annual total compensation of $185,352. Therefore, we estimate that our CEO’s annual total compensation in 2022 was 41 times that of the median of the annual total compensation of all of our employees.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

CASTLE BIOSCIENCES | 2023 Proxy Statement	57

Pay Versus Performance
We are required by SEC rules to disclose certain information regarding compensation paid to our NEOs. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to
Non-PEO
NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation
S-K.
Footnote (2) below sets forth the adjustments from the Total Compensation for each NEO reported in the Summary Compensation Table for the relevant year.

					Value of Initial Fixed $100 Investment Based on:
Year (a)	Summary Compensation Table Total for PEO (1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (1) (d)	Average Compensation Actually Paid to Non-PEO NEOs (2) (e)	Total Shareholder Return (3) (f)	Peer Group Total Shareholder Return (3) (g)	Net Loss (4) (in thousands) (h)	Total Revenue (5) (in thousands) (i)
2022	$7,552,577	$3,081,353	$2,670,395	$990,266	$68	$113	$(67,138)	$137,039
2021	$6,521,857	$2,127,860	$2,813,079	$1,240,785	$125	$125	$(31,292)	$94,085
2020	$5,344,639	$13,311,700	$1,953,619	$4,526,526	$195	$125	$(10,284)	$62,649

(1)
Mr. Maetzold was our PEO for each of 2020, 2021 and 2022. In this disclosure, we refer to our NEOs other than Mr. Maetzold in any fiscal year as our “Other NEOs” or our
“Non-PEO
NEOs.” Frank Stokes, Kristen M. Oelschlager and Tobin W. Juvenal were “Other NEOs” for 2022 and 2021. Frank Stokes and Bernhard E. Spiess, our former Chief Business Officer, were the “Other NEOs” for 2020. The dollar amounts are the total compensation for the covered fiscal year as reported in the Summary Compensation Table pursuant to Regulation
S-K,
item 402(c)(2)(x), as described under “—Summary Compensation Table.” In the case of the Other NEOs, the amounts reported are an average of the total compensation for the covered fiscal years.

(2)
For each year, in determining both the compensation actually (“CAP”) for our PEO and the average CAP for our Other NEOs, we deducted or added back the following amounts from or to the total amounts of compensation reported in column (b) and column (d) for such year.

Mr. Maetzold’s CAP is calculated as follows:

Year	Total Compensation from Summary Compensation Table	Stock Awards Value from Summary Compensation Table	Option Awards Value from Summary Compensation Table	Change in Fair Value of Awards Vesting During the Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Year-End Fair Value of Equity Awards Granted During the Year	Compensation Actually Paid
2022	$7,552,577	$(6,102,902)	$—	$(1,590,589)	$(3,085,629)	$6,307,896	$3,081,353
2021	$6,521,857	$(2,500,003)	$(2,656,954)	$(535,559)	$(4,200,151)	$5,498,670	$2,127,860
2020	$5,344,639	$(1,268,982)	$(3,056,657)	$1,060,493	$6,181,735	$5,050,472	$13,311,700
Other NEOs average CAP are as follows:

Year	Total Compensation from Summary Compensation Table	Stock Awards Value from Summary Compensation Table	Option Awards Value from Summary Compensation Table	Change in Fair Value of Awards Vesting During the Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Year-End Fair Value of Equity Awards Granted During the Year	Average Compensation Actually Paid
2022	$2,670,395	$(1,865,475)	$—	$(549,674)	$(1,212,570)	$1,947,590	$990,266
2021	$2,813,079	$(999,993)	$(1,062,350)	$(215,497)	$(1,493,903)	$2,199,449	$1,240,785
2020	$1,953,619	$(414,120)	$(947,196)	$332,321	$2,012,760	$1,589,142	$4,526,526

(3)
For each fiscal year disclosed the cumulative total shareholder return and peer group cumulative total shareholder return is calculated in the same manner as Item 201(e) of Regulation
S-K
assuming an initial investment of $100 on December 31, 2019. The peer group used in this calculation is the NASDAQ Biotechnology Total Return Index.

(4)	The dollar amounts presented are from our consolidated financial statements appearing in our Annual Report on Form 10-K for each of the reported fiscal years.
(5)
This is our Company-Selected Measure provided in accordance in with Item 402(v)(2)(vi) of Regulation
S-K.
The dollar amounts presented are from our consolidated financial statements appearing in our Annual Report on Form
10-K
for each of the reported fiscal years.

58	2023 Proxy Statement

Pay Versus Performance

The following chart shows the relationships between (a) the compensation actually paid to the PEO, (b) the average compensation actually paid to the
Non-PEO
NEOs included in the Summary Compensation Table and (c) our company-selected measure of total revenue.

The following chart shows the relationships between (a) the compensation actually paid to the PEO, (b) the average compensation actually paid to the
Non-PEO
NEOs included in the Summary Compensation Table and (c) our total shareholder return and the peer group total shareholder return.

CASTLE BIOSCIENCES | 2023 Proxy Statement	59

Pay Versus Performance

The following chart shows the relationships between (a) the compensation actually paid to the PEO, (b) the average compensation actually paid to the
Non-PEO
NEOs in the Summary Compensation Table and (c) our net loss.

The following performance measures are the Company’s most important performance measures used by us to link compensation actually paid to our NEOs for the year-end
December 31, 2022:

Metric
Financial Performance Metric:
Revenue
Non-financial Performance Metrics:
Delivered Test Reports
Reimbursement Rates for our Tests
Positive Coverage Decisions for our Tests
Pipeline Milestones

60	2023 Proxy Statement

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our common stock.

Based on a review of Form 3 and Form 4 filings with the SEC and representations received from our current directors and executive officers that no Form 5 filings are required, we believe that all Section 16(a) requirements were met with respect to the fiscal year ended December 31, 2022, except as follows: one Form 4 for Tiffany P. Olson covering one transaction was filed late on July 7, 2022.

CASTLE BIOSCIENCES | 2023 Proxy Statement	61

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2022:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(2)	Weighted-average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	7,093,795	$35.11	814,599	(4)
Equity compensation plans not approved by security holders(5)	—	—	350,000
Total	7,093,795	$35.11	1,164,599	(4)

(1)

Consists of the 2008 Plan, the 2018 Plan, the 2019 Plan and the Castle Biosciences, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”). Additional information on these equity plans is set forth in Note 14 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)

Consists of outstanding options to purchase 186,748 shares of common stock under the 2008 Plan, outstanding options to purchase 362,829 shares of common stock under the 2018 Plan, outstanding options to purchase 2,870,263 shares of common stock under the 2019 Plan, 3,477,922 outstanding RSUs under the 2019 Plan and 196,033 outstanding PSUs under the 2019 Plan. Excludes purchase rights accruing under the ESPP. Shares reserved for issuance under the ESPP are included in column (c).

(3)	As RSU and PSU awards have no exercise price, the weighted-average exercise price excludes 3,477,922 outstanding RSUs and 196,033 outstanding PSUs.
(4)

Reflects 814,599 shares available for purchase under the ESPP. Excludes 265,536 shares for the ESPP that became effective January 1, 2023, pursuant to “evergreen” provisions in the ESPP. Pursuant to such provision, on January 1st of each year through (and including) January 1, 2029, the number of shares authorized under the ESPP will be automatically increased by an amount equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding at December 31 of the preceding calendar year; (b) 411,935 shares; or (c) such lesser number of shares of common stock as our board of directors may designate prior to the applicable January 1st. No shares are available for future issuance under the 2019 Plan because as of December 31, 2022, we have granted awards that, upon exercise or settlement, would result in the issuance of 1,473,888 shares of common stock in excess of the number of shares authorized for issuance under the 2019 Plan. Under the evergreen provision of the 2019 Plan, effective January 1, 2023, 1,327,684 shares became available for issuance. Pursuant to such provision, on January 1st of each year through (and including) January 1, 2029, the number of shares authorized for issuance under the 2019 Plan will be automatically increased by an amount equal to the lesser of: (a) 5% of the total number of shares of capital stock of the Company outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of common stock as our board of directors may designate prior to the applicable January 1st.

(5)	Consists of the Castle Biosciences, Inc. 2022 Inducement Plan (the “Inducement Plan”). See below under “Inducement Plan” for details.

INDUCEMENT PLAN

On December 22, 2022, our board of directors adopted and approved the Inducement Plan.

Eligible Award Recipients. The Inducement Plan is used exclusively for grants of awards to individuals that were not previously employees or directors of the Company, as an inducement material to the individual’s entry into employment with the Company under Nasdaq Marketplace Rule 5635(c)(4) and the related guidance under Nasdaq IM 5635-1.

Stock Awards. The Inducement Plan provides for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, RSU awards, performance stock awards, performance cash awards and other forms of stock awards.

Authorized Shares. The initial maximum number of shares of our common stock that may be issued under the Inducement Plan is 350,000 shares. Shares subject to stock awards granted under the Inducement Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the Inducement Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us for any reason, the shares that are forfeited or repurchased or reacquired will revert to and again become

62	2023 Proxy Statement

Equity Compensation Plan Information

available for issuance under the Inducement Plan. Any shares reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the Inducement Plan.

Plan Administration. Our board of directors administers the Inducement Plan and is referred to as the “plan administrator” herein. Our board of directors may also delegate some of its powers of administration of the Inducement Plan to a committee or committees. Under the Inducement Plan, the plan administrator has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award. Awards may only be granted by either (i) a majority of our independent directors or (ii) our Compensation Committee.

Under the Inducement Plan, neither the board of directors nor any committee has the authority to (i) reduce the exercise price or strike price of any outstanding options or stock appreciation rights, or (ii) cancel any outstanding options or stock appreciation rights that have an exercise price greater than the current fair market value in exchange for cash or other awards, unless our stockholders have approved such an action within twelve months prior to such an event.

Stock Options and Stock Appreciation Rights. Each stock option or stock appreciation right is granted in such form and contain such terms and conditions as the plan administrator deems appropriate. All options are separately designated as NSOs at the time of grant. The plan administrator determines the exercise price for each stock option or stock appreciation right, within the terms and conditions of the Inducement Plan, provided that the exercise price of a stock option or stock appreciation right generally cannot be less than 100% of the fair market value of our common stock on the date of grant. The vesting provisions of individual awards of stock options and stock appreciation rights may vary.

The plan administrator determines the term of stock options and stock appreciation rights granted under the Inducement Plan, up to a maximum of 10 years. Unless the terms of a stock option agreement or stock appreciation right agreement provide otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the participant may exercise any vested options or stock appreciation rights for a period of three months following the cessation of service, or such longer or shorter period specified in the stock option agreement or stock appreciation right agreement, which period will not be less than 30 days if necessary to comply with applicable laws unless the termination is for cause. If a participant’s service relationship with us or any of our affiliates ceases due to death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock options or stock appreciation rights for a period of 18 months following the date of death. If a participant’s service relationship with us or any of our affiliates ceases due to disability, the participant may generally exercise any vested stock options or stock appreciation rights for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the participant, (4) a net exercise of the option, or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, stock options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer in each case, (i) a stock option or stock appreciation right may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument and (ii) a participant may designate a beneficiary who may exercise the option following the participant’s death.

Restricted Stock Unit Awards. RSU awards are granted in such form and contain such terms and conditions as the plan administrator deems appropriate. RSU awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. An RSU award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the RSU award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by an RSU award. Except as otherwise provided in the applicable award agreement, RSU awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted in such form and contain such terms and conditions as the plan administrator deems appropriate. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

CASTLE BIOSCIENCES | 2023 Proxy Statement	63

Equity Compensation Plan Information

Performance Awards. The Inducement Plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

The performance goals that may be selected include one or more of the following: (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) market penetration or expansion; (vi) earnings from operations; (vii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (viii) net income or net income per common share (basic or diluted); (ix) return on equity, investment, capital or assets; (x) one or more operating ratios; (xi) borrowing levels, leverage ratios or credit rating; (xii) market share; (xiii) capital expenditures; (xiv) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (xv) stock price, dividends or total stockholder return; (xvi) development of new technologies or products; (xvii) sales of particular products or services; (xviii) economic value created or added; (xix) operating margin or profit margin; (xx) customer acquisition or retention; (xxi) raising or refinancing of capital; (xxii) successful hiring of key individuals; (xxiii) resolution of significant litigation; (xxiv) acquisitions and divestitures (in whole or in part); (xxv) joint ventures and strategic alliances; (xxvi) spin-offs, split-ups and the like; (xxvii) reorganizations; (xxviii) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; (xxix) or strategic business criteria, consisting of one or more objectives based on the following goals: achievement of timely development, design management or enrollment, meeting specified market penetration or value added, payor acceptance, patient adherence, peer reviewed publications, issuance of new patents, establishment of or securing of licenses to intellectual property, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings, approvals or milestones, discovery of novel products, maintenance of multiple products in pipeline, product launch or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions, divestitures or other business combinations (in whole or in part), joint ventures or strategic alliances; and (xxx) other measures of performance selected by a majority of our independent directors or our compensation committee.

The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. A majority of our independent directors or our compensation committee is authorized at any time in its sole discretion, to adjust or modify the calculation of a performance goal for such performance period in order to prevent the dilution or enlargement of the rights of participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting us, or our financial statements in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of a majority of our independent directors or the compensation committee’s assessment of our business strategy, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, a majority of our independent directors or our compensation committee is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, a majority of our independent directors or our compensation committee is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the FASB; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by a majority of our independent directors or our compensation committee.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Capitalization Adjustments. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Inducement Plan, (2) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

64	2023 Proxy Statement

Equity Compensation Plan Information

Corporate Transactions. The Inducement Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined below), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•	arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

•	cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any; or

•

make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.

Under the Inducement Plan, a corporate transaction is generally the consummation of: (1) a sale or other disposition of all or substantially all of our assets, (2) the sale or other disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. In the event of a change in control, the plan administrator may take any of the above-mentioned actions. Awards granted under the Inducement Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur. Under the Inducement Plan, a change in control is generally (1) the acquisition by any person or company of more than 50% of the combined voting power of our then-outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, (4) a complete dissolution or liquidation of us or (5) when a majority of our board of directors becomes comprised of individuals who were not serving on our board of directors on December 22, 2022 (the effective date of the Inducement Plan), or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.

Plan Amendment or Termination. Our board of directors has the authority to amend, suspend, or terminate the Inducement Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Stockholder approval is required for any amendment to the extent required by law. No stock awards may be granted under the Inducement Plan while it is suspended or after it is terminated.

CASTLE BIOSCIENCES | 2023 Proxy Statement	65

Transactions with Related Persons and Indemnifications

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our board of directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee or another independent body of our board of directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under ”Compensation Discussion and Analysis” and “Director Compensation.”

Employment of Immediate Family Members of Executive Officers

Three of Derek J. Maetzold’s children, John Maetzold, Emily Kirk and Peter Maetzold and his brother-in-law, Greg Holzapfel are employed by the Company in non-officer positions. John Maetzold is a National Sales Director, Emily Kirk is an Executive Area Manager, Peter Maetzold is a Program Manager and Greg Holzapfel is our Director of Cyber Security & Infrastructure. For the

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Transactions with Related Persons and Indemnifications

year ended December 31, 2022, John Maetzold, Emily Kirk, Peter Maetzold and Greg Holzapfel received aggregate compensation of $1,030,418, $412,178, $297,858 and $516,123, respectively, of which $622,609, $164,951, $72,294 and $234,117, respectively, represents the aggregate grant date fair value of stock awards. For the year ended December 31, 2021, John Maetzold, Emily Kirk, Peter Maetzold and Greg Holzapfel received aggregate compensation of $982,604, $688,109, $597,814 and $389,313, respectively, of which $628,068, $460,884, $406,857 and $226,844, respectively, represents the aggregate grant date fair value of option awards and stock awards.

Included in the aggregate grant date fair value of option awards and stock awards for the year ended December 31, 2021 for John Maetzold, Emily Kirk and Peter Maetzold are $453,062, $343,376 and $332,341, respectively, of compensation related to RSUs granted on October 1, 2021 as approved by the Audit Committee, at the recommendation of our Compensation Committee, which we determined to be outside the ordinary course of business. Under the Code, those owning more than a specified percentage of a company’s stock are not eligible to receive certain preferential tax benefits that are afforded to qualifying stock compensation arrangements. In determining eligibility under the Code, when calculating the number of shares of common stock owned, an individual must attribute all shares owned by specified family members. Because of the stock ownership of Derek J. Maetzold and this attribution requirement, his three children have not been eligible to participate in the ESPP and, at times, have not qualified to receive stock option grants on terms as favorable as those received by other similar employees. Our Compensation Committee recommended, and our Audit Committee approved, a one-time grant with immediate vesting of RSUs designed to compensate the three children for these differences.

Tobin W. Juvenal’s son, Ryan Juvenal is employed by the Company in a non-officer position. Ryan Juvenal is a Regional Business Director. For the years ended December 31, 2022, and 2021, Ryan Juvenal received aggregate compensation of $481,311 and $580,126, respectively, of which $149,990 and $278,531, respectively, represents the aggregate grant date fair value of stock awards.

Kristen M. Oelschlager’s two children, Allysa Topel, Shelby Oelschlager, and son-in-law, Joshua Albers are employed by the Company in non-officer positions. Allysa Topel is our Manager of Clinical Services, Shelby Oelschlager is a Clinical Research Associate and Joshua Albers is our Director of Software & Application Development. For the year ended December 31, 2022, Allysa Topel, Shelby Oelschlager and Joshua Albers received aggregate compensation of $208,065, $153,007 and $498,247, respectively, of which $49,707, $32,297 and $234,117, respectively, represents the aggregate grant date fair value of stock awards. For the year ended December 31, 2021, Allysa Topel, Shelby Oelschlager and Joshua Albers received aggregate compensation of $215,432, $168,309 and $331,785, respectively, of which $74,516, $94,718 and $117,508, respectively, represents the aggregate grant date fair value of option awards and stock awards.

These amounts of compensation were calculated using the same methodology as used in the Summary Compensation Table in the section titled “Executive Compensation.” Each of the foregoing transactions were reviewed and approved by our Audit Committee in accordance with Rule 5630(a) of the Nasdaq listing rules.

AltheaDx Merger Agreement

On April 26, 2022, we completed the acquisition of 100% of the equity interests in AltheaDx, a commercial-stage molecular diagnostics company specializing in the field of pharmacogenomics (“PGx”), pursuant to an Agreement and Plan of Merger dated April 4, 2022 (the “Merger Agreement”).

We paid $47.6 million in initial consideration to AltheaDx security holders, consisting of $30.5 million in cash and 763,887 shares of our common stock, which were valued at $17.1 million using the closing price of our common stock on April 26, 2022 of $22.40 per share. Further, up to an additional $75.0 million in cash and Castle common stock was initially payable in connection with the achievement of certain milestones based on 2022, 2023 and 2024 performance and expanded Medicare coverage for IDgenetix, AltheaDx’s PGx test for depression and anxiety. Currently, up to an additional $57.5 million of milestone payments remain payable. Under the Merger Agreement, the maximum number of Castle shares issuable to former AltheaDx securityholders may not exceed 1,271,718 shares. Therefore, taking into consideration the number of shares already issued at closing, a maximum of 507,831 additional shares of our common stock remain issuable with respect to these milestone payments.

Derek J. Maetzold, our President and CEO and a member of our board of directors, and Daniel M. Bradbury, the Chair of our board of directors, each served on the board of directors of AltheaDx until the time of the closing of the transaction. Further, each of the following individuals was a direct or indirect beneficial owner of AltheaDx securities and received the following amounts of initial consideration: Mr. Bradbury ($3,682,959); Mr. Maetzold ($1,347,172); Thomas Sullivan ($202,089), John Maetzold ($53,914) and Peter Maetzold ($33,693), immediate family members of Mr. Maetzold; Frank Stokes, the Company’s Chief Financial Officer ($67,388); Tobin W. Juvenal, the Company’s Chief Commercial Officer ($134,739); Kristen Oelschlager, the Company’s Chief Operating Officer ($404,178); and Joshua Albers ($33,693) and Allysa Topel ($13,492), immediate family members of Ms. Oelschlager. In calculating the foregoing amounts, the Castle shares issued to these individuals were valued using the closing price of our common stock on April 26, 2022 of $22.40 per share. Assuming that all milestone payments under

CASTLE BIOSCIENCES | 2023 Proxy Statement	67

Transactions with Related Persons and Indemnifications

the Merger Agreement were to be paid at the maximum level, each of the individuals would receive the following approximate amounts of additional consideration: Mr. Bradbury ($5,720,608), Mr. Maetzold ($2,525,021), Thomas Sullivan ($368,763), John Maetzold ($98,334), Peter Maetzold ($61,458), Frank Stokes ($122,919), Tobin W. Juvenal ($245,841), Kristen Oelschlager ($737,526), Joshua Albers ($61,458) and Allysa Topel ($24,582). To date, however, none of this additional consideration has been paid or become payable.

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For this meeting, a number of brokers with account holders who are Castle stockholders will be “householding” the Company’s proxy materials. A single set of meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability Proxy Materials, please notify your broker or Castle. Direct your written request to Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Corporate Secretary or call us at (866) 788-9007. If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the bank, broker or other organization that holds your shares to request information about eliminating duplicate mailings.

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Annual Report on Form 10-K

Our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge on our website at www.CastleBiosciences.com on the “Investors” page by selecting “Financials and Filings” and then “SEC Filings,” as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. You may request a copy of our SEC filings, including a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as the foregoing corporate documents, at no cost to you, by writing to Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Investor Relations.

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Questions and Answers about these Proxy Materials and Voting

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the board of directors of the Company is soliciting your proxy to vote at Castle’s 2023 annual meeting of stockholders (including any adjournments, continuations or postponements thereof). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed set of proxy materials may be found in the Notice.

We intend to mail the Notice on or about April 12, 2023, to all stockholders of record as of the close of business on April 4, 2023, the record date for the Annual Meeting, entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The meeting will be held on Thursday, May 25, 2023, at 10:00 a.m. Eastern Daylight Time at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219. Directions to the Annual Meeting may be found at www.CastleBiosciences.com. The inclusion of our website address here and elsewhere in this Proxy Statement does not incorporate by reference into this Proxy Statement the information on or accessible through our website. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 4, 2023, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On this record date, there were 26,686,376 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, as of the close of business on April 4, 2023, your shares were registered directly in your name with Castle’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that you may request or that we may elect to deliver at a later time, or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Agent

If, as of the close of business on April 4, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

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Questions and Answers about these Proxy Materials and Voting

On what matters am I voting?

There are three matters scheduled for a vote:

•	Proposal 1: To elect the three Class I directors named herein to hold office until the 2026 annual meeting of stockholders;

•	Proposal 2: To ratify the selection of KPMG LLP by the Audit Committee of our board of directors as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

•	Proposal 3: To approve, on an advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement (commonly known as a Say-on-Pay proposal); and

What are the voting recommendations of Castle’s board of directors?

Our board of directors recommends that you vote:

•	“FOR” the election of the three Class I directors named herein to hold office until the 2026 annual meeting of stockholders (Proposal 1);

•

“FOR” the ratification of the selection of KPMG LLP by the Audit Committee of our board of directors as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2); and

•	“FOR” the approval, on an advisory basis, of the compensation of our NEOs, as disclosed in this Proxy Statement (Proposal 3);

What if another matter is properly brought before the Annual Meeting?

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

How do I vote?

You may either vote “FOR” all the nominees to the board of directors or you may “WITHHOLD” your vote for any nominee you specify. For each of Proposal 2 and Proposal 3, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting even if you have already voted by proxy. In such case and if you vote at the Annual Meeting, your previously submitted proxy will be disregarded.

•	To vote in person, attend the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and 16-Digit Control Number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Daylight Time on May 24, 2023, to be counted.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy. You will be asked to provide the company number and 16-Digit Control Number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on May 24, 2023, to be counted.

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Questions and Answers about these Proxy Materials and Voting

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Castle. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 4, 2023.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of the three nominees for Class I director (Proposal 1), “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2) and “FOR” the approval, on an advisory basis, of the compensation of our NEOs (Proposal 3). If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

If I am a beneficial owner of shares held in street name and I do not provide my broker, bank or other agent with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1 and 3 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have also engaged Morrow Sodali LLC to assist in the solicitation of proxies for a fee of approximately $12,500, plus reasonable out-of-pocket expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

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Questions and Answers about these Proxy Materials and Voting

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I revoke or otherwise change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Castle Biosciences, Inc., 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546, Attn: Corporate Secretary.

•	You may attend the Annual Meeting and vote. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted by Thursday, December 14, 2023 and you must comply with all applicable requirements of Rule 14a-8 promulgated under Exchange Act. Pursuant to the advance notice procedures set forth in our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, your proposal must be submitted not later than the close of business on Sunday, February 25, 2024 and no earlier than the close of business on Friday, January 26, 2024; provided, however, that if next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after Saturday, May 25, 2024, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In order for stockholders to give timely notice of director nominations at next year’s annual meeting for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act, notice must be submitted by the same deadline as described above under the advance notice procedures set forth in our amended and restated bylaws and must also include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.

You should also review our amended and restated bylaws, which contain additional requirements about advance notice of and procedures for director nominations and stockholder proposals. All nominations and proposals must be submitted in writing to our Corporate Secretary at our principal executive offices at 505 S. Friendswood Drive, Suite 401, Friendswood, Texas 77546.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting. Abstentions will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposals 2 and 3 and will have the same effect as “AGAINST” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

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Questions and Answers about these Proxy Materials and Voting

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable NYSE rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of Directors	Nominees receiving the most “FOR” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter; “WITHHOLD” votes will have no effect	Not Applicable	No effect
2	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	“FOR” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter	Against	Not applicable(1)
3	Advisory approval of the compensation of our NEOs	“FOR” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter	Against	No effect

(1)

This proposal is considered to be a “routine” matter under applicable NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present in person at the Annual Meeting or represented by proxy. On April 4, 2023, the record date for the Annual Meeting, there were 26,686,376 shares outstanding and entitled to vote. Thus, the holders of 13,343,189 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the chair of the Annual Meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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Other Matters

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

By Order of the Board of Directors,

Derek J. Maetzold
President and Chief Executive Officer

April 12, 2023

76	2023 Proxy Statement

C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V09537-P89587 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CASTLE BIOSCIENCES, INC. For All Withhold All Except For All The Board of Directors recommends you vote FOR ALL of the following nominees: ! ! ! 1. The election of three Class I directors to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Nominees: 01) Ellen Goldberg 02) Miles D. Harrison 03) Tiffany P. Olson The Board of Directors recommends you vote FOR the following proposals 2 and 3: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals 2 and 3: For Against Abstain 2. To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as our independent registered public accounting firm for the fiscal ! ! ! year ending December 31, 2023. 3. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement. ! ! ! NOTE: The proxies may vote in their discretion upon any other business that may properly come before the meeting or any adjournment thereof. Yes No Please indicate if you plan to attend this meeting. ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. This section must be completed for your Instructions to be executed. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Annual Meeting of Stockholders May 25, 2023, 10:00 a.m. (EDT) Omni William Penn Hotel 530 William Penn Place Pittsburgh, Pennsylvania 15219 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V09538-P89587 Proxy – Castle Biosciences, Inc. This Proxy is Solicited on Behalf of the Board of Directors Annual Meeting of Stockholders Thursday, May 25, 2023, 10:00 a.m. (EDT) The stockholder(s) hereby appoint(s) Derek J. Maetzold and Frank Stokes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CASTLE BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. (EDT) on Thursday, May 25, 2023, at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Please email your address changes or comments to: IR@castlebiosciences.com. Continued and to be signed on reverse side